UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
DOLBY LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103

(415) 558-0200

December 22, 2023

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Dolby Laboratories, Inc. The Annual Meeting will be held virtually via live webcast on Tuesday, February 6, 2024, at 10:30 a.m. Pacific Standard Time. Stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MH6Q6ND. Please see “Additional Meeting Matters—Attending the Virtual Annual Meeting” in the Proxy Statement accompanying this letter for information on how to attend, submit questions and vote at the Annual Meeting.

We are making available to you the accompanying Notice of Annual Meeting, Proxy Statement and form of proxy card or voting instruction form on or about December 22, 2023.

We are pleased to furnish proxy materials to stockholders primarily over the internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting, and conserves natural resources. On or about December 22, 2023, we mailed to our stockholders a notice that includes instructions on how to access our Proxy Statement and 2023 Annual Report and how to vote online. The notice also includes instructions on how you can receive a paper copy of your Annual Meeting materials, including the Notice of Annual Meeting, Proxy Statement and proxy card or voting instruction form. If you elected to receive your Annual Meeting materials by mail, the Notice of Annual Meeting, Proxy Statement and proxy card or voting instruction form were enclosed. If you elected to receive your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the 2023 Annual Report and the Proxy Statement, both of which are available at https://investor.dolby.com/financials/annual-reports/default.aspx.

Additional details regarding admission to and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. A copy of our 2023 Annual Report is included with the Proxy Statement for those stockholders who are receiving paper copies of the proxy materials.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card or voting instruction form. Please review the instructions on the proxy card or voting instruction form regarding each of these voting options. Voting will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

Thank you for your ongoing support of Dolby Laboratories, Inc.

Sincerely yours,

Kevin Yeaman

President, Chief Executive Officer and Director

Dolby Laboratories, Inc.

Notice of Annual Meeting of Stockholders to be held on February 6, 2024

To the Stockholders of Dolby Laboratories, Inc.:

The Annual Meeting of Stockholders of Dolby Laboratories, Inc., a Delaware corporation, will be held virtually via live webcast on Tuesday, February 6, 2024, at 10:30 a.m. Pacific Standard Time, for the following purposes:

1.	To elect eight directors to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To hold an advisory vote to approve Named Executive Officer compensation;

3.	To amend our advance notice procedures and make other conforming changes to our Amended and Restated Bylaws (our “Bylaws”);

4.	To amend our Bylaws to add a forum selection provision;

5.	To ratify the appointment of KPMG LLP as Dolby’s independent registered public accounting firm for the fiscal year ending September 27, 2024; and

6.	To transact such other business as may properly come before the Annual Meeting and any postponement, adjournment or continuation of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record as of the close of business on December 8, 2023 and their proxies are entitled to notice of and to vote at the Annual Meeting and any postponement, adjournment or continuation thereof.

All stockholders are invited to attend the Annual Meeting virtually and no stockholder will be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MH6Q6ND. Please see “Additional Meeting Matters—Attending the Virtual Annual Meeting” in the Proxy Statement accompanying this letter for information on how to attend, submit questions and vote at the Annual Meeting.

Stockholders may also vote over the internet, by telephone, or by mail in advance of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy, or voting your shares at the Annual Meeting. See “Additional Meeting Matters—How to Vote” in the Proxy Statement accompanying this Notice for more information.

By Order of the Board of Directors,

Andy Sherman
Corporate Secretary

December 22, 2023

Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement accompanying this Notice and submit your proxy or voting instructions as promptly as possible in order to ensure your representation at the Annual Meeting. You may submit your proxy or voting instructions for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided (if applicable), or, in most cases, by using the telephone or the internet. Even if you have given your proxy, you may still vote at the meeting if you attend the Annual Meeting. For specific instructions on how to vote your shares, please refer to “Additional Meeting Matters—How to Vote” in the Proxy Statement accompanying this Notice and the instructions on the proxy card or voting instruction form.

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting as this summary does not contain all the information that you should consider.

2024 Annual Meeting of Stockholders

The Annual Meeting will be held virtually via live webcast. Stockholders will not be able to attend the Annual Meeting in person.

Date and Time:	Tuesday, February 6, 2024 at 10:30 a.m. Pacific Standard Time

Place:	Live webcast accessible at www.meetnow.global/MH6Q6ND. Please see “Attending the Virtual Annual Meeting” beginning on page 79 for information on how to attend, submit questions and vote at the Annual Meeting.

Record Date:	December 8, 2023

Proposals to Be Voted on at 2024 Annual Meeting

Proposal	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	7
2. Advisory Vote to Approve Named Executive Officer Compensation	FOR	69
3. Amendment of Bylaws Advance Notice Procedures and Other Conforming Changes	FOR	70
4. Amendment of Bylaws to Add Forum Selection Provision	FOR	73
5. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	76

Director Nominees

The nominees for election to our Board at the 2024 Annual Meeting are listed below, along with their current committee assignments and certain biographical information about them as of December 8, 2023, the record date for the Annual Meeting. Micheline Chau, who has served on our Board since 2013, will retire from our Board when her current term expires on the date of the Annual Meeting and therefore is not standing for reelection. We wish to thank Ms. Chau for her decade of service and contributions to the company and its stockholders, and we wish her well in her retirement. The Board will appoint an additional member to serve on the Audit Committee effective on the date of the Annual Meeting.

					Committee Memberships
Name	Age	Director Since	Principal Occupation	Indep.	AC	CC	NGC	SPC	TSC

Kevin Yeaman	57	2009	President and CEO	No

Peter Gotcher	64	2003	Chair of the Board	Yes

David Dolby	46	2011	Chief Executive Officer, Dolby Family Ventures	No

Tony Prophet	64	2021	Director	Yes

Emily Rollins	53	2021	Director	Yes

Simon Segars	56	2015	Director	Yes

Anjali Sud	40	2019	CEO, Tubi, Inc.	Yes

Avadis Tevanian, Jr.	62	2009	Managing Director, NextEquity Partners	Yes

AC = Audit Committee, CC = Compensation Committee, NGC = Nominating and Governance Committee, SPC = Stock Plan Committee, TSC = Technology Strategy Committee

= Chair	= Member

Fiscal 2023 Financial Highlights

Fiscal 2023 was another successful year for Dolby, despite headwinds due to the challenging macroeconomic environment. Our key financial highlights for fiscal 2023 and a comparison to fiscal 2022 were as follows:

	Fiscal 2023	Fiscal 2022	Percentage Change
Total Revenue	$1.30 billion	$1.25 billion	4.0%
Net Income	$200.7 million	$184.1 million	9.0%
Diluted Earnings Per Share	$2.05	$1.81	13.3%
Non-GAAP Net Income(1)	$348.0 million	$319.9 million	8.8%
Non-GAAP Diluted Earnings Per Share(1)	$3.56	$3.14	13.4%
Stock Price Per Share (High and Low)	$91.02 / $61.55	$96.85 / $65.04	—
Stock Price Per Share as of Fiscal Year-End	$79.26	$65.15	21.7%

(1)	A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

Return of Capital to Stockholders

In addition, in November 2023, we announced an 11% increase in our dividend, from $0.27 to $0.30 per share.

Named Executive Officers

Our named executive officers (our “NEOs”) for fiscal 2023 were:

•	Kevin Yeaman, our President and Chief Executive Officer;

•	Robert Park, our Senior Vice President and Chief Financial Officer;

•	Andy Sherman, our Executive Vice President, General Counsel, and Corporate Secretary;

•	John Couling, our Senior Vice President, Entertainment; and

•	Todd Pendleton, our Senior Vice President and Chief Marketing Officer.

Principal Elements of Executive Compensation and Fiscal 2023 Executive Compensation Highlights

Element of Compensation	Fiscal 2023 Highlights

Base Salary

•  For calendar 2023, the Compensation Committee of our Board increased the base salary for each of our NEOs by approximately 3%, consistent with the merit-based increases for our general U.S. workforce, which were based on competitive market data for technology companies.

Annual Incentive Compensation (Cash)

•  NEO annual incentive compensation targets—stated as a percentage of base salary for calendar 2023—were maintained at fiscal 2022 levels (100% for our CEO and 65% for each of our other NEOs).

•  Annual incentive compensation payments for our NEOs under our fiscal 2023 Executive Bonus Plan were based on a multiplier keyed to our achievement of a combination of non-GAAP operating income and revenue goals. For purposes of the 2023 Executive Bonus Plan, we achieved adjusted non-GAAP operating income of $378.4 million against a “gate” (below which there would be no funding) of $292.5 million and non-GAAP revenue of $1,280.7 million against a threshold requirement of $1,156.5 million and a target of $1,285.0 million, resulting in a multiplier of 98%. Based on these results, our NEOs received annual incentive compensation payments equal to 98% of their annual incentive compensation targets.

•  A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

Element of Compensation	Fiscal 2023 Highlights

Long-Term Incentive Compensation (Performance Stock Unit Awards, Stock Options and Restricted Stock Unit Awards)	• The equity mix for the long-term incentive compensation granted to our NEOs in fiscal 2023 was as follows:

•  The realization of the long-term incentive compensation granted to our NEOs is conditioned upon the satisfaction of multi-year vesting requirements and, in the case of performance stock unit awards, the achievement of pre-established performance conditions.

Performance Stock Unit Awards

A portion of the long-term incentive compensation granted to our NEOs for fiscal 2023 was in the form of performance stock unit awards. The shares of our Class A Common Stock subject to performance stock unit awards may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period, measured against a comparator index, the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions. The Compensation Committee believes that granting a portion of long-term incentive compensation in the form of equity that is earned only upon the achievement of pre-established performance conditions further aligns the interests of our NEOs with those of our stockholders.

Executive Stock Ownership Guidelines

Based on our belief that stock ownership further aligns the interests of senior management with those of our stockholders, our executive officers, including our NEOs, are subject to our executive stock ownership guidelines, which provide that:

•	Our CEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of five times his annual base salary; and

•	Each other NEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of two times his or her annual base salary.

As of the end of fiscal 2023, all of our NEOs were in compliance with our executive stock ownership guidelines.

Policy on Recoupment of Incentive Compensation (“Clawback”)

Our policy on the recoupment of incentive compensation requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an Accounting Restatement (as defined in “Compensation Discussion and Analysis—Policy on Recoupment of Incentive Compensation (“Clawback”)” below).

Advisory Vote on the Compensation of our NEOs

We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our NEOs as described in this Proxy Statement. At our 2023 Annual Meeting of Stockholders, approximately 99% of the voting power of the shares present and entitled to vote voted in favor of the compensation of our NEOs. For fiscal 2023, there were no material changes to our executive compensation program. The Compensation Committee believes that our executive compensation policies and practices continue to support an executive compensation program that is closely aligned with stockholder interests and that benefits us in the long term.

Amendment of Bylaws Advance Notice Procedures and Other Conforming Changes

Stockholders are being asked to approve certain amendments to our Bylaws. The proposed amendments to Section 2.10 (Stockholder Action by Written Consent without a Meeting) would update the Bylaws to reflect certain changes to the Delaware General Corporation Law (the “DGCL”) and make certain other ministerial changes and clarifications. The proposed amendment to Section 10.4 (Amendment) would make a ministerial change to remove an inapplicable section reference. In addition, the proposed amendments to Section 2.14 (Advance Notice Procedures) would make certain changes to our advance notice procedures with respect to the proposal of business and nominations for director elections by stockholders. Our Board has determined that these amendments to our Bylaws are appropriate and in the best interests of the company and our stockholders, has approved and adopted such proposed amendments subject to receipt of the requisite approval by the company’s stockholders and has recommended such proposed amendments to the company’s stockholders for approval and adoption.

Amendment of Bylaws to Add Forum Selection Provision

Stockholders are being asked to approve the addition of Section 10.5 to our Bylaws. The proposed amendment to our Bylaws would create a new Section 10.5 providing that (i) the federal district courts of the United States will be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), against any person in connection with any offering of the company’s securities, including any auditor, underwriter, expert, control person or other defendant, unless the company consents to an alternative forum, and (ii) the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain actions involving the company unless the company consents to an alternative forum. Our Board has determined that an amendment to our Bylaws designating the exclusive forums in which certain claims against us may be brought is appropriate and in the best interests of the company and our stockholders, has approved and adopted such proposed amendment subject to receipt of the approval by the company’s stockholders and has recommended such proposed amendment to the company’s stockholders for approval and adoption, even though such stockholder approval is not required under our Bylaws.

Ratification of Independent Registered Accounting Firm

Our Audit Committee has appointed the firm of KPMG LLP as our independent registered public accounting firm for fiscal 2024. Stockholders are being asked to ratify the selection of KPMG LLP as our independent registered public accounting firm.

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103

(415) 558-0200

PROXY STATEMENT

The Board of Directors (our “Board”) of Dolby Laboratories, Inc., a Delaware corporation, is soliciting proxies to be used at the Annual Meeting of Stockholders to be held virtually via live webcast on Tuesday, February 6, 2024, at 10:30 a.m. Pacific Standard Time and any postponement, adjournment or continuation thereof (the “Annual Meeting”). Stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MH6Q6ND. Please see “Attending the Virtual Annual Meeting” beginning on page 79 for information on how to attend, submit questions and vote at the Annual Meeting.

This Proxy Statement and the accompanying notice and form of proxy are first being made available to stockholders on or about December 22, 2023.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the internet. On or about December 22, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2023 Annual Report. The Notice of Internet Availability of Proxy Materials also provides information on how to access your voting instructions to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Internet distribution of our proxy materials helps to expedite receipt by stockholders, lowers the cost of the Annual Meeting and conserves natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board currently consists of nine members. Our Bylaws permit our Board to establish by resolution the authorized number of directors, and nine directors are currently authorized. Ms. Chau, who has served on our Board since 2013, will retire from our Board when her current term expires on the date of the Annual Meeting and therefore is not standing for reelection at the Annual Meeting. We wish to thank Ms. Chau for her decade of service and contributions to the company and its stockholders, and we wish her well in her retirement. At that time, the authorized number of directors will be reduced to eight.

Our Board proposes the election of eight directors, each to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. All incumbent directors except Ms. Chau are nominees for re-election to our Board. All of the nominees have been recommended for nomination by the Nominating and Governance Committee, and all of them are currently serving as directors. All nominees were elected by the stockholders at last year’s annual meeting. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by our Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Information Regarding the Director Nominees and our Director Emeritus

Director Nominees

Names of the nominees, along with their current committee assignments, and certain biographical information about them as of December 8, 2023, the record date for the Annual Meeting, are set forth below:

Name	Age	Position with the Company	Director Since
Kevin Yeaman(1)	57	President, Chief Executive Officer and Director	2009
Peter Gotcher(2)	64	Chair of the Board of Directors	2003
David Dolby(3)	46	Director	2011
Tony Prophet(2)(4)	64	Director	2021
Emily Rollins(5)	53	Director	2021
Simon Segars(2)(5)	56	Director	2015
Anjali Sud(4)	40	Director	2019
Avadis Tevanian, Jr.(1)(2)(3)(4)	62	Director	2009

(1)	Member of the Stock Plan Committee
(2)	Member of the Nominating and Governance Committee
(3)	Member of the Technology Strategy Committee
(4)	Member of the Compensation Committee
(5)	Member of the Audit Committee

Kevin Yeaman became our President and CEO in March 2009 and has been a member of our Board since he assumed the role of CEO. He joined Dolby as Chief Financial Officer and Vice President in October 2005, was appointed Senior Vice President in November 2006 and Executive Vice President in July 2007. As Chief Financial Officer, Mr. Yeaman led the company’s global finance organization and, among other things, developed infrastructure to support growth and expansion. Prior to joining Dolby, he worked for seven years at Epiphany, Inc., a publicly traded enterprise software company, most recently as Chief Financial Officer from August 1999 to October 2005. Previously, Mr. Yeaman also served as Worldwide Vice President of Field Finance Operations for Informix Software, Inc., a provider of relational database software, from February 1998 to August 1998. From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG LLP, an accounting firm. Mr. Yeaman was inducted as a member of the Academy of Motion Picture Arts and Sciences in 2014. He also sits on the Board of Trustees of the Academy Museum Foundation and participates on industry and education boards. He holds a B.S. degree in commerce from Santa Clara University.

As Dolby’s Chief Executive Officer and former Chief Financial Officer, Mr. Yeaman has extensive experience in Dolby’s markets and brings to our Board a deep understanding of Dolby, its strategy, finances, and operations.

Peter Gotcher has served as a director since June 2003 and as Chair of the Board of Directors since March 2011. Mr. Gotcher served as Executive Chair of the Board of Directors from March 2009 to March 2011. Mr. Gotcher is an independent investor. Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm, from September 1999 to January 2003. Prior to joining Redpoint Ventures, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to September 1999. Prior to joining Institutional Venture Partners, Mr. Gotcher founded and served as the President, Chief Executive Officer and Chair of the Board of Digidesign from 1984 to 1995. Digidesign was acquired by Avid Technology, a media software company, in 1995 and Mr. Gotcher served as the General Manager of Digidesign and Executive Vice President of Avid Technology from January 1995 to May 1996. Mr. Gotcher has served on the board of directors of GoPro, Inc. since June 2014, and served on the board of directors of Pandora Media, Inc. from September 2005 to May 2017. Mr. Gotcher also serves on the boards of directors of several private companies. Mr. Gotcher holds a B.A. degree in English literature from the University of California at Berkeley.

As the founder, former Chief Executive Officer and Chair of Digidesign and a former venture capitalist, Mr. Gotcher has a broad understanding of the operational, financial and strategic issues facing public companies. In addition, his service on other boards and committees, including as a member of the Audit Committee and Compensation and Leadership Committee of GoPro, Inc., as a former member of the Compensation Committee and member and chair of the Nominating and Corporate Governance Committee of Pandora Media, Inc., and his extensive experience in Dolby’s markets, provide valuable perspective for our Board and give him significant operating experience, as well as financial, accounting and corporate governance experience.

David Dolby has served as a director since February 2011. Mr. Dolby is founder and Chief Executive Officer of Dolby Family Ventures, an early-stage venture firm unrelated to Dolby Laboratories that launched in June 2014 to invest in companies and technologies with the potential for significant social impact. Previously, Mr. Dolby served as a consultant to our Board on technology strategy matters from February 2011 to February 2015. Mr. Dolby also served as Manager, Strategic Partnerships of Dolby Laboratories from May 2008 to February 2011. In this role, Mr. Dolby was responsible for managing the company’s strategic partnerships and technology standards for internet media encoding, delivery and playback. He represented the company in technical and business working groups at a variety of international standards groups, including Universal Serial Bus, Digital Living Network Alliance, Digital Entertainment Content

Ecosystem Ultraviolet, and Blu-ray Disc Association. Mr. Dolby has attended industry events with the company for a significant number of years, including Audio Engineering Society, National Association of Broadcasters, International Consumer Electronics Show, ShoWest, Cine Expo International, IFA, and Custom Electronic Design and Installation Association. From 2006 to 2008, Mr. Dolby was a self-employed entrepreneur and investor. Mr. Dolby attended Stanford Business School between 2004 and 2006. During that time, he served as product manager at Kaleidescape, Inc., a Silicon Valley technology firm focused on high-performance music and movie server systems. From 2003 to 2006, he owned and operated Charter Flight LLC, a private aircraft leasing business. In addition, during 2004, Mr. Dolby was an investment banking analyst focused on technology at Perseus Group (subsequently known as GCA Savvian Corporation and then GCA Corporation until its acquisition by Houlihan Lokey in October 2021). From 2000 to 2002, Mr. Dolby was an employee of NetVMG, a company developing route control software for optimizing multi-homed IP network routing. Before joining NetVMG, Mr. Dolby worked for engineering firms Bechtel and Poe & Associates. From November 2013 to January 2023, Mr. Dolby served on the board of directors of Cogstate Limited, a cognitive assessment and training company focused on the development and commercialization of computerized tests of cognition. Mr. Dolby served on Cogstate’s Remuneration and Nomination Committee. Mr. Dolby currently serves on the governing boards of various not-for-profit entities, including the Boards of Trustees of the Salk Institute for Biological Sciences and the Academy Museum of Motion Pictures. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Dolby received a B.S.E. in Civil Engineering from Duke University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Dolby brings experience to our Board in home theater system technology and software technology productization, and offers a long-term perspective on the growth of the company and its commitment to excellence in audio and video.

Tony Prophet has served as a director since December 2021. Mr. Prophet was formerly the Chief Equality and Recruiting Officer at salesforce.com, inc. (“Salesforce”), which he joined in September 2016 until July 2021. Before Salesforce, Mr. Prophet served as Corporate Vice President, Education Marketing, of Microsoft Corporation, from June 2015 to September 2016, as Corporate Vice President, Windows and Search Marketing, from February 2015 to June 2015, and as Corporate Vice President, Windows Marketing, from May 2014 to February 2015. Prior to Microsoft, Mr. Prophet held leadership roles at HP Inc. from 2006 to 2014, including leading worldwide PC and printing operations. Before that, Mr. Prophet served in positions of increasing responsibility at multiple organizations, including leading worldwide operations for the Carrier Business unit of United Technologies and rising to Partner at Booz Allen Hamilton. In addition to his operating roles, Mr. Prophet served on the board of directors of Gannett Co., Inc., a subscription-led and digitally focused media and marketing solutions company, from 2013 to May 2019. Mr. Prophet is also a Board Advisor to Aviso AI, a provider of a predictive revenue intelligence platform, since September 2021. He holds a BS in industrial engineering from General Motors Institute (now Kettering University) and an MBA from the Stanford Graduate School of Business.

As a long-time, accomplished technology business executive, Mr. Prophet brings to our Board substantial leadership experience in industrial, consumer electronic, hardware, and software spaces.

Emily Rollins has served as a director since February 2021. She served in various positions at Deloitte & Touche LLP from 1992 to 2020, including as an Audit and Assurance Partner from 2006 until her retirement in September 2020. At Deloitte, Ms. Rollins served technology and media companies and guided hundreds of clients through complex audit and reporting processes. Ms. Rollins also served in positions of increasing responsibility, including leadership roles in Deloitte’s US Technology, Media, and Telecommunications industry group, Audit Innovation and Transformation, and Diversity and Inclusion. She led firmwide initiatives to recruit, develop, and retain women and diverse professionals as well as transform and modernize Deloitte’s audit platform. Ms. Rollins has served on the board of directors of Xometry, Inc., an AI-enabled marketplace for on-demand manufacturing enabling buyers to efficiently source on-demand manufactured parts and assemblies, since March 2021 and serves as chair of Xometry’s Audit Committee. She also has served on the board of directors of Science 37 Holdings, Inc., a research company that specializes in decentralized clinical trials to enable universal access to clinical research, since October 2021 and is chair of Science 37’s Audit Committee. Ms. Rollins also serves on the boards of three private technology companies and several non-profit entities and associations. Ms. Rollins is a Certified Public Accountant and holds a B.A. degree in Accounting and International Relations from Claremont McKenna College.

After nearly 30 years in public accounting, Ms. Rollins brings to our Board considerable experience as an advisor to boards and executive teams and extensive financial and public accounting expertise as an audit expert in the technology and media spaces.

Simon Segars has served as a director since February 2015. From 1991 to 2022, Mr. Segars worked for Arm Ltd (known as Arm Holdings Plc prior to 2017), a designer and provider of microprocessors, software development tools and related technologies that was publicly held until its acquisition by SoftBank Group Corp. in September 2016. Mr. Segars served as Arm’s Chief Executive Officer from July 2013, and as a member of its board of directors from 2005, to February 2022, respectively. Mr. Segars also served as a member of SoftBank Group Corp.’s board of directors from June 2017 to June 2021. He served as President of Arm in 2013 before being promoted to Chief Executive Officer. Mr. Segars held the position of Executive Vice President and General Manager, Physical IP Division, from 2007 to 2012. Prior senior roles at Arm include Executive Vice President, Engineering; Executive Vice President, Worldwide Sales; and Executive Vice President, Business Development. Mr. Segars worked on many of the early Arm CPU products and led the development of the ARM7 and ARM9 Thumb® families. He holds a number of patents in the field of embedded CPU architectures. Mr. Segars received his Bachelors in Electronic Engineering from the University of Sussex, and obtained a Masters of Computer Science from the University of Manchester. In recognition of his extraordinary lifetime accomplishments and his impact on the global technology industry, Mr. Segars was conferred an Honorary Doctor of Science from the University of Sussex in 2019. Mr. Segars has served on the board of directors of Vodafone Group Plc, a multinational telecommunications company, since July 2022, where he serves as a member of the ESG Committee, and has served as chair of the Technology Committee since July 2023. Mr. Segars also serves on the boards of directors of Edge Impulse, a development platform for machine learning on edge devices, and TechWorks, a UK industry association.

As chair of Vodafone’s Technology Committee and a trained and former engineer, Mr. Segars has extensive experience in technology strategy and the technological elements of Dolby’s business operations. In addition, with his significant experience as an executive officer of Arm, and his service on the boards of both public and private companies, Mr. Segars brings to our Board a valuable understanding of the operational and strategic issues facing companies. Further, as a member of Vodafone’s ESG Committee, Mr. Segars enhances our Board’s capabilities in sustainability and sustainable business practices.

Anjali Sud has served as a director since May 2019. Ms. Sud has served as the Chief Executive Officer of Tubi, Inc., a subsidiary of the Fox Corporation that provides free ad-supported TV streaming service in the United States, since September 2023. Before Tubi, from July 2017 to August 2023, Ms. Sud served as the Chief Executive Officer of Vimeo, Inc., a provider of cloud-based software tools that enable creative professionals, marketers and enterprises to stream, host, distribute and monetize videos online and across devices. She also served on Vimeo’s board of directors from May 2021 to August 2023. Prior to that, Ms. Sud held various positions at Vimeo since July 2014, before being promoted to CEO in July 2017. Before Vimeo, Ms. Sud served in various positions at Amazon.com, Inc. from 2010 to 2014, most recently as Director of Marketing. Ms. Sud holds a B.S. degree from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

As the Chief Executive Officer of Tubi and having served in executive positions in other technology and media companies, Ms. Sud brings extensive knowledge of the technology industry and operational experience to the boardroom, including an understanding of the operational, financial and strategic issues facing audio-visual content creators and streaming service providers. In addition, through her prior role as Director of Marketing at Amazon, Ms. Sud brings valuable business and marketing insight and experience to our Board.

Avadis Tevanian, Jr. has served as a director since February 2009. Dr. Tevanian serves as a Managing Director of NextEquity Partners, a firm he co-founded in July 2015, making venture capital investments. Previously, Dr. Tevanian served as the Software Chief Technology Officer of Apple Inc. from 2003 to 2006. As Software CTO, Dr. Tevanian focused on setting the company-wide software technology direction for Apple. Prior to his tenure as Software CTO, Dr. Tevanian was Senior Vice President of Software at Apple, a role he took on when Apple acquired NeXT, Inc. in 1997. As Senior Vice President of Software, Dr. Tevanian led the software engineering team responsible for the creation of macOS and worked as part of Apple’s executive team. Before joining Apple, he was Vice President of Engineering at NeXT, Inc. and was responsible for managing NeXT’s engineering department. Dr. Tevanian started his professional career at Carnegie Mellon University, where he was a principal designer and engineer of the Mach operating system upon which Nextstep, and now macOS and iOS, are based. Dr. Tevanian previously served on the board of directors of Tellme Networks, Inc., an internet telecom company, from May 2006 until the company was acquired by Microsoft in March 2007. He holds a B.A. degree in mathematics from the University of Rochester and M.S. and Ph.D. degrees in computer science from Carnegie Mellon University.

With more than 30 years of operational and software expertise, including as Apple’s Chief Software Technology Officer, Dr. Tevanian brings to our Board extensive experience in consumer technology businesses and a deep understanding of the operational and strategic issues facing companies.

There are no family relationships among any of our directors and executive officers.

See “Corporate Governance Matters” and “Compensation of Directors” for additional information regarding our Board.

Our Board of Directors recommends a vote “FOR” the election of each of the nominees set forth above.

Director Emeritus

N. William Jasper, Jr. served as a director from June 2003 until his retirement from our Board in February 2021, at which time he received the honorary title of Director Emeritus, in an uncompensated, non-voting capacity. Mr. Jasper joined Dolby in February 1979 as Chief Financial Officer and retired as President and Chief Executive Officer in March 2009. He served in a variety of positions prior to becoming President in May 1983, including as our Vice President, Finance and Administration and as our Executive Vice President. Mr. Jasper is an at-large member of the Academy of Motion Picture Arts and Sciences. He holds a B.S. degree in industrial engineering from Stanford University and an M.B.A. from the University of California at Berkeley.

COMPENSATION OF DIRECTORS

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2023. Our CEO did not receive additional compensation for his service as a director, and his compensation as an employee is presented in the Fiscal 2023 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Micheline Chau	73,000	275,480	—	—	348,480
David Dolby	55,000	275,480	—	—	330,480
Peter Gotcher	140,000	275,480	—	—	415,480
Tony Prophet(3)	63,456	275,480	—	—	338,936
Emily Rollins	80,000	275,480	—	—	355,480
Simon Segars	70,000	275,480	—	—	345,480
Roger Siboni(4)	26,071	—	—	—	26,071
Anjali Sud	60,000	275,480	—	—	335,480
Avadis Tevanian, Jr.	92,000	275,480	—	—	367,480

(1)	Consists of Board and committee annual retainers and, if applicable, Board chair retainer and committee chair retainers.
(2)

Stock Awards consist solely of restricted stock unit awards for shares of our Class A Common Stock. The amounts reported reflect the grant date fair value of each equity award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), excluding estimated forfeitures. See Note 9 to our consolidated financial statements in our 2023 Annual Report on Form 10-K for more information. The amounts reported do not reflect the compensation actually realized by our non-employee directors. There can be no assurance that the restricted stock unit awards will vest (in which case no value will be realized by the individual) or that the value on vesting will approximate the compensation expense recognized by us.

(3)	Mr. Prophet joined the Compensation Committee in the second quarter of fiscal 2023, and his annual retainer for Compensation Committee service reflects a partial year of service.
(4)	Mr. Siboni retired from our Board when his term expired on February 7, 2023, the date of the 2023 Annual Meeting. His compensation reflects a partial year of service.

In fiscal 2023, our non-employee directors received the following restricted stock unit awards (which are also reflected in the table above):

Name	Grant Date	Approval Date	Number of Securities Subject to Restricted Stock Unit Awards	Grant Date Fair Value ($)
Micheline Chau	2/7/2023	2/7/2023	3,296	275,480
David Dolby	2/7/2023	2/7/2023	3,296	275,480
Peter Gotcher	2/7/2023	2/7/2023	3,296	275,480
Tony Prophet	2/7/2023	2/7/2023	3,296	275,480
Emily Rollins.	2/7/2023	2/7/2023	3,296	275,480
Simon Segars	2/7/2023	2/7/2023	3,296	275,480
Roger Siboni	—	—	—	—
Anjali Sud	2/7/2023	2/7/2023	3,296	275,480
Avadis Tevanian, Jr.	2/7/2023	2/7/2023	3,296	275,480

As of September 29, 2023, the aggregate number of shares of our Class A Common Stock subject to restricted stock unit awards held by each of our non-employee directors is listed in the table below. As of such date, no stock options to purchase shares of our Class A Common Stock were held by any of our non-employee directors.

Name	Aggregate Number of Shares of Class A Common Stock Subject to Outstanding Restricted Stock Unit Awards at Sep. 29, 2023
Micheline Chau	3,296
David Dolby	3,296
Peter Gotcher	3,296
Tony Prophet	3,296
Emily Rollins	3,296
Simon Segars	3,296
Anjali Sud	3,296
Avadis Tevanian, Jr.	3,296

Standard Non-Employee Director Compensation Arrangements

We offer a combination of cash and equity compensation to our non-employee directors, with the goal of attracting and retaining highly-qualified non-employee directors and director candidates to serve on our Board. The Nominating and Governance Committee is responsible for conducting periodic reviews of our non-employee director compensation and, if appropriate, recommending to our Board any changes in the type or amount of compensation so that our non-employee director compensation remains attractive and competitive.

Cash Compensation

During fiscal 2023, the annual cash retainers for serving as a non-employee director on our Board or committees of our Board were as follows:

Board/Committee	Member Annual Retainer	Chair Annual Retainer (in Addition to Member Annual Retainer)
Board	$50,000	$75,000
Audit	$13,000	$17,000
Compensation	$10,000	$15,000
Nominating and Governance	$7,000	$8,000
Technology Strategy	$5,000	$5,000

Members of the Stock Plan Committee receive no annual cash retainer for serving on this committee.

Equity Compensation

The substantial majority of our outside director compensation is in the form of equity in order to align the interests of our non-employee directors with the interests of our stockholders. During fiscal 2023, a newly appointed non-employee director was eligible to receive an initial restricted stock unit award, and all incumbent/continuing non-employee directors were eligible to receive an annual ongoing restricted stock unit award, in each case covering that number of shares of our Class A Common Stock as determined by dividing $250,000 (pro-rated for complete months of service in the case of an initial restricted stock unit award for a newly-appointed director) by the average closing price of our Class A Common Stock for the 30 trading days ending on (and including) the trading day immediately preceding the grant date, rounded down to the nearest whole share. Both initial and ongoing restricted stock unit awards vest in full on the day preceding the date of the next Annual Meeting of Stockholders following the grant date of the award (or if earlier, the first anniversary of the award’s grant date), subject to continued service on our Board. All shares covered by initial or ongoing restricted stock unit awards will become fully vested immediately prior to a change in control of Dolby, so long as the director is then on our Board.

Director Compensation Review

The Nominating and Governance Committee reviews our non-employee director compensation on an annual basis, and if appropriate, recommends changes to our Board to further our goal of keeping non-employee director compensation attractive and competitive. For fiscal 2023, the Nominating and Governance Committee engaged Compensia, Inc. (“Compensia”), the Compensation Committee’s independent executive compensation consulting firm, for purposes of advising the Nominating and Governance Committee on its non-employee director compensation review. The Nominating and Governance Committee directed Compensia to evaluate our director compensation relative to director compensation at companies included in our compensation peer group that we used as a market check for our fiscal 2023 executive officer compensation, in light of our goal of attracting and retaining highly-qualified non-employee directors and director candidates. Following such review, Compensia concluded that our non-employee director compensation program remained aligned with peer practice, and the Nominating and Governance Committee concluded that no changes to director compensation were advisable for fiscal 2023.

In addition to assisting the Nominating and Governance Committee on its non-employee director compensation review, Compensia has advised the Compensation Committee on executive officer and equity compensation. The Compensation Committee took into account the provision of these services and the compensation to Compensia for such services in determining that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest, as described in “Compensation Discussion and Analysis—Roles of the Compensation Committee, Management and Compensation Consultant—Role of Compensation Consultant.”

Other Arrangements

We reimburse our non-employee directors for reasonable travel, lodging, and related expenses in connection with attendance at our Board and committee meetings and company-related activities. In addition, consistent with our Corporate Governance Guidelines, we encourage and support the activities of our directors in attending corporate governance and other professional development, continuing education and training programs designed for board members of publicly-held companies, and we reimburse our directors for reasonable expenses incurred in connection with these activities. Further, eligible non-employee directors may elect to participate in our company-wide healthcare program (which is a program generally applicable to all employees and that does not discriminate in scope, terms or operation, in favor of executive officers or directors), provided that they pay the premiums associated with their (and their eligible dependents’) healthcare coverage.

Non-Employee Director Stock Ownership Guidelines

Our Board has approved stock ownership guidelines for our non-employee directors based on our belief that stock ownership further aligns the interests of our non-employee directors with those of our stockholders. These guidelines provide that each non-employee director is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of five times his or her annual retainer for service on our Board (subject to a “floor” to account for potential significant decreases in stock price, consisting of a fixed number of shares having a value equal to five times the annual Board retainer on September 22, 2015, representing the date of the most recent amendment of the stock ownership guidelines; or in the case of directors who joined our Board after such date, a value equal to five times the annual Board retainer in effect when he or she joined the Board).

Compliance is measured as of the last day of each fiscal year. For purposes of our non-employee director stock ownership guidelines, a director’s “annual retainer” excludes any retainer for serving as a member or chair of any Board committees, or for serving as the Chair of the Board. New directors have a compliance period of five years from the date they first become a non-employee director to achieve the requisite level of ownership.

As of the end of fiscal 2023, all of our non-employee directors were in compliance with, or within the new director compliance period specified in, our non-employee director stock ownership guidelines.

CORPORATE GOVERNANCE MATTERS

Board Meetings and Committees

Our Board held five meetings during fiscal 2023. Each of our directors attended at least 75% of the aggregate number of meetings held by our Board and the committees on which he or she served during fiscal 2023.

The standing committees of our Board consist of an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Stock Plan Committee, each of which has the composition and responsibilities described below. Our Board also has convened an ad hoc Technology Strategy Committee, which has the composition and responsibilities described below. Our Board may in the future convene additional ad hoc committees of our Board as it deems necessary or advisable.

Each of the committees of our Board described below acts pursuant to a written charter approved by our Board, each of which is available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx.

The non-employee members of our Board regularly meet in executive session without management present. In addition, the independent members of our Board also meet regularly in executive session. Peter Gotcher, the independent Chair of our Board, serves as the Presiding Director of these executive sessions.

Audit Committee

The current members of the Audit Committee are Micheline Chau, Emily Rollins, and Simon Segars, each of whom is a non-employee member of our Board. Ms. Chau is not standing for reelection at the Annual Meeting and therefore will cease to serve on the Audit Committee effective on the date of the Annual Meeting. The Board will appoint an additional member to serve on the Audit Committee effective on the date of the Annual Meeting. In addition, Roger Siboni served as a member of the Audit Committee during fiscal 2023, through the date of his retirement from our Board on February 7, 2023. No other members of our Board served on the Audit Committee during fiscal 2023. Ms. Rollins is the chair of the Audit Committee. The Audit Committee held seven meetings during fiscal 2023. Our Board has determined that each member of the Audit Committee meets the requirements for independence under the current requirements of the New York Stock Exchange (the “NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, our Board also has determined that each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the NYSE and SEC, and is an “audit committee financial expert” as defined in SEC rules.

The Audit Committee has established a telephone and internet whistleblower hotline for the anonymous submission of suspected violations, including accounting, internal controls or auditing matters, harassment, fraud, and policy violations.

The Audit Committee is responsible for, among other things:

•	Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	Selecting and hiring our independent auditors, and approving the audit and permissible non-audit services to be performed by them;

•	Evaluating the qualifications, performance and independence of our independent auditors;

•	Evaluating the performance of our internal audit function;

•	Reviewing the adequacy and effectiveness of our control policies and procedures;

•

Acting as our Qualified Legal Compliance Committee to review any report made known to the committee by attorneys employed or retained by Dolby or its subsidiaries of a material violation of U.S. federal or state securities or similar laws;

•	Reviewing, approving or ratifying related person transactions;

•	Attending to risk management matters, including cybersecurity risk oversight; and

•	Preparing the Audit Committee report that the SEC requires in this Proxy Statement.

Compensation Committee

The current members of the Compensation Committee are Micheline Chau, Tony Prophet, Anjali Sud, and Avadis Tevanian, Jr., each of whom is a non-employee member of our Board. Our Board appointed Mr. Prophet to the Compensation Committee, effective February 7, 2023. Ms. Chau is not standing for reelection at the Annual Meeting and therefore will cease to serve on the Compensation Committee effective on the date of the Annual Meeting. Roger Siboni served as a member of the Compensation Committee during fiscal 2023, through the date of his retirement from our Board on February 7, 2023. No other members of our Board served on the Compensation Committee during fiscal 2023. Mr. Tevanian is the chair of the Compensation Committee. In fiscal 2023, the Compensation Committee held seven meetings and acted by unanimous written consent on one occasion. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under current NYSE and SEC rules and regulations. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving corporate goals and objectives relevant to our CEO’s compensation and evaluating our CEO’s performance in light of those goals and objectives;

•

Reviewing and approving the following elements of compensation for our CEO and other executive officers: annual base salary; annual incentive compensation, including the specific performance goals and amounts; long-term incentive compensation; employment agreements; severance arrangements and change in control provisions; and any other significant benefits, compensation or arrangements that are not available to employees generally;

•	Administering Dolby’s broad-based equity incentive plans, including granting equity awards under such plans;

•	Evaluating and approving compensation plans, policies and programs for our CEO and other executive officers;

•	Reviewing and monitoring matters related to human capital management;

•	Attending to compensation-related risk management matters;

•	Overseeing our policy on the recoupment (“clawback”) of incentive compensation and our executive stock ownership guidelines;

•	Retaining and assessing the independence of any Compensation Committee advisors; and

•	Reviewing the Compensation Discussion and Analysis, and preparing the Compensation Committee report, that the SEC requires in our annual report on Form 10-K or in this Proxy Statement.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Peter Gotcher, Tony Prophet, Simon Segars, and Avadis Tevanian, Jr., each of whom is a non-employee member of our Board. No other members of our Board served on the Nominating and Governance Committee during fiscal 2023. Mr. Gotcher is the chair of the Nominating and Governance Committee. The Nominating and Governance Committee held four meetings during fiscal 2023. Our Board has determined that each member of the Nominating and Governance

Committee meets the requirements for independence under current NYSE and SEC rules and regulations. The Nominating and Governance Committee is responsible for, among other things:

•	Assisting our Board in identifying and recommending director nominees;

•	Developing and recommending corporate governance principles;

•	Overseeing the evaluation of our Board, Board committees and individual directors;

•	Recommending Board committee assignments;

•	Making an annual report to our Board on succession planning for the position of CEO;

•	Reviewing and monitoring environmental, social and governance matters of significance to us;

•	Attending to Board- and corporate governance-related risk management matters; and

•	Reviewing and making recommendations to our Board regarding director compensation.

Stock Plan Committee

The current members of the Stock Plan Committee are Avadis Tevanian, Jr. and Kevin Yeaman. No other members of our Board served on the Stock Plan Committee during fiscal 2023. In fiscal 2023, the Stock Plan Committee held one meeting and granted equity awards by written consent on 12 occasions. The Stock Plan Committee has the authority to grant stock options, stock appreciation rights and restricted stock unit awards to newly hired employees and consultants who will not be executive officers or directors of Dolby on the date of grant, and to make performance, promotion or retention grants of equity awards to employees and consultants who are not executive officers or directors of Dolby on the date of grant. Equity awards granted by the Stock Plan Committee are subject to the terms and conditions of the Equity-Based Award Grant and Vesting Policy described in the Compensation Discussion and Analysis below.

Technology Strategy Committee

The current members of the Technology Strategy Committee are David Dolby and Avadis Tevanian, Jr. No other members of our Board served on the Technology Strategy Committee during fiscal 2023. Mr. Tevanian is the chair of the Technology Strategy Committee. The Technology Strategy Committee held one meeting during fiscal 2023. The Technology Strategy Committee is responsible for exploring the opportunities and issues associated with Dolby’s technology strategies and intellectual property.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing Dolby’s risk management structure. Management is responsible for establishing our business and operational strategies, identifying and assessing the related risks and implementing appropriate risk management practices on a day-to-day basis. Our Board reviews our business and operational strategies and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the company. Our Board meets with management at least quarterly to review, advise, and direct management with respect to strategic business risks, operational risks, legal risks and risks related to Dolby’s acquisition strategies, among others. In fiscal 2023, this also included review of risks relating to macroeconomic conditions and related uncertainty and geopolitical instability. Our Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring our financial condition and investments, the integrity of our financial statements, accounting matters, internal control over financial reporting, the independence of Dolby’s independent registered public accounting firm, KPMG, plans regarding business continuity and cybersecurity, and guidelines and policies with respect to risk assessment and risk management. The Audit Committee receives periodic updates on internal controls and related assessments from

Dolby’s finance department and an annual attestation report on internal control over financial reporting from KPMG. The Audit Committee oversees Dolby’s annual enterprise business risk assessment, which is conducted by our Internal Audit Department. The annual enterprise business risk assessment reviews the primary risks facing the company and Dolby’s associated risk mitigation measures. In addition, the Audit Committee discusses other risk assessment and risk management policies of the company periodically with management.

The Compensation Committee oversees the design of executive compensation structures that create incentives that encourage behaviors and decisions consistent with our business strategy, including a review of an annual risk assessment with respect to our compensation programs and policies generally.

The Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership, structure and compensation, succession planning for our directors and executive officers and corporate governance policies.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board does not have a policy regarding the separation of the offices of the Chair of the Board and CEO and that our Board is free to choose the Chair of the Board in any way that it deems best for the company at any given point in time. Our Board believes that these issues should be considered as part of our Board’s broader governance responsibilities.

Our Board has determined that having two different individuals serve in the roles of Chair of the Board and CEO is in the best interest of the company’s stockholders at this time. Mr. Yeaman currently serves as our CEO and Mr. Gotcher currently serves as the independent Chair of our Board. The CEO is responsible for the strategic direction, day-to-day leadership, and performance of the company, while the Chair of the Board provides overall leadership to our Board. The Chair of the Board also works with the CEO and General Counsel to prepare Board meeting agendas and chairs meetings of our Board. The leadership structure allows the CEO to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. Our Board believes that this leadership structure provides an appropriate allocation of roles and responsibilities at this time.

Board Independence

Our Board has determined that Mses. Chau, Rollins and Sud, and Messrs. Gotcher, Prophet, Segars, and Dr. Tevanian do not have any material relationship with Dolby and are independent within the meaning of the standards established by the NYSE. In making this determination, our Board considered all relevant facts and circumstances known to us, including each director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

Succession Planning

As reflected in our Corporate Governance Guidelines, a key responsibility of our Board is to work with the Nominating and Governance Committee on succession planning for our CEO. As part of this process, our Board works with the Nominating and Governance Committee to identify potential successors to our CEO and the committee makes an annual report to our Board. Our Board also has adopted an emergency succession plan in the event of the death, disability, incapacity or unanticipated departure or leave of our CEO.

Policy for Director Recommendations

It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to our Board from stockholders holding at least 250,000 shares of our Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation.

A stockholder that wishes to recommend a candidate for election to our Board should send the recommendation by letter to Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103, Attn: General Counsel. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Dolby, and evidence of the recommending stockholder’s ownership of Dolby Common Stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, addressing issues of character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, personal references, diversity characteristics, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our Board:

•	The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources;

•

In its evaluation of director candidates, including the members of our Board eligible for re-election, the committee will consider the following: (i) the current size and composition of our Board and the needs of our Board, and the respective committees of our Board; (ii) without assigning any particular weighting or priority to any of these factors, such factors as character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and diversity with respect to experience, perspective, professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board; and (iii) other factors that the committee may consider appropriate;

•

The committee requires the following minimum qualifications, which are the desired qualifications and characteristics for Board membership, to be satisfied by any nominee for a position on our Board: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing Board; (iv) the ability to assist and support management and make significant contributions to Dolby’s success; and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities;

•

If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, our Board or management; and

•	The committee may propose to our Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to our Board.

We do not maintain a separate policy regarding the diversity of our Board, but during the director nomination process, as described above, the Nominating and Governance Committee considers certain diversity characteristics and attributes in the evaluation of director candidates.

For stockholders who wish to nominate a candidate for election to our Board (as opposed to only recommending a candidate for consideration by the Nominating and Governance Committee as described above), see the procedures discussed in “Additional Meeting Matters” below.

Policies and Procedures for Communications to Non-Employee or Independent Directors

In cases where stockholders or interested parties wish to communicate directly with our non-employee or independent directors, messages may be sent to our General Counsel, at generalcounsel@dolby.com, or to Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103, Attn: General Counsel. The office of our General Counsel monitors these communications and our General Counsel will provide a summary of all received messages to our Board at each regularly scheduled meeting of our Board, or if appropriate, solely to the non-employee or independent directors at each regularly scheduled executive session of non-employee or independent directors. Where the nature of a communication warrants, our General Counsel may obtain the more immediate attention of the appropriate committee of our Board, of non-employee or independent directors, of independent advisors or of Dolby management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder or interested party communication is necessary.

Attendance at Annual Meeting of Stockholders

We encourage our directors to attend our Annual Meetings of Stockholders, and all of the members of our Board attended the 2023 Annual Meeting.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors and our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx. We will post any amendments or waivers to the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or NYSE on this website.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that contain the general framework for the governance of the company. Among other things, our Corporate Governance Guidelines address:

•	The role of our Board;

•	The size and composition of our Board and its committees;

•	New director orientation and continuing education;

•	Board and committee authority to retain independent advisors;

•	Board meetings and process;

•	Board self-evaluation;

•	Evaluation of our CEO and succession planning;

•	Corporate business principles and policies applicable to our Board; and

•	Communications by Board members with outside constituencies.

The Nominating and Governance Committee will periodically review the guidelines and report any recommended changes to our Board. The Corporate Governance Guidelines are available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Micheline Chau, Tony Prophet, Anjali Sud, and Avadis Tevanian, Jr. None of the members of our Compensation Committee during the last fiscal year is or has been an officer or employee of our company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933. None of our executive officers has served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Rule 10b5-1 Trading Plans

Certain of our directors and executive officers have adopted, and in the future may adopt, written trading plans that meet the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). Rule 10b5-1 allows persons who may be considered insiders of an issuer to adopt pre-arranged written plans for trading specified amounts of stock. Rule 10b5-1 trading plans establish predetermined trading parameters that, among other things, do not permit the person adopting the trading plan to exercise subsequent influence over how, when or whether to effect trades. Once a Rule 10b5-1 trading plan has been properly adopted, trades may be executed pursuant to the terms of the trading plan at times when the person would otherwise be restricted from trading (e.g., during a closed trading window). Rule 10b5-1 trading plans are designed to allow individuals to purchase or sell shares in an orderly fashion for asset diversification, liquidity, tax planning and other purposes when they might otherwise be restricted from doing so due to material, non-public information that they might possess at the time of the purchase or sale.

We maintain policies and procedures governing the use of Rule 10b5-1 trading plans relating to Dolby securities. Upon the recommendation of our Nominating and Governance Committee, our Board adopted amendments to our Rule 10b5-1 Trading Plan Policy (“Rule 10b5-1 Plan Policy”) in February 2023 in order to reflect amendments to Rule 10b5-1 that were approved by the SEC and became effective in February 2023. Under our Rule 10b5-1 Plan Policy, directors and executive officers may enter into a new Rule 10b5-1 trading plan or amend an existing trading plan only during an open trading window and only if they are not in possession of any material non-public information concerning Dolby at the time. In addition, trades pursuant to a new or amended Rule 10b5-1 trading plan are subject to a “cooling off” period and may not be made until the later of (i) 91 days after the adoption or amendment of such trading plan, or (ii) three business days following the disclosure of our financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which such trading plan was adopted or amended; provided, that trading under such trading plan may begin 121 days after adoption or amendment of such trading plan. Each Rule 10b5-1 trading plan generally must remain in effect for at least one year following its adoption and must automatically terminate within two years from the adoption date. Our Rule 10b5-1 Plan Policy does not generally restrict directors or executive officers from making trades outside of Rule 10b5-1 trading plans, provided that any such trades do not consist of the sale or transfer of Dolby securities that may potentially transact under any such trading plan, and any such trades may only occur during open trading windows and are otherwise subject to our insider trading policy requirements, including any applicable pre-clearance requirements.

The adoption, amendment, and termination of Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements by our directors and executive officers, as well as purchase and sale transactions under Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements by our directors and executive officers, will be disclosed publicly through filings with the SEC to the extent required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our Common Stock beneficially owned by:

•	each person who is known by us to own beneficially more than 5% of either our Class A Common Stock or Class B Common Stock;

•	each of our directors;

•	each of our NEOs; and

•

all of our directors and executive officers as a group. The information provided in the table is as of November 30, 2023, and is based on our records, information filed with the SEC, and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 59,063,519 shares of our Class A Common Stock and 36,085,779 shares of our Class B Common Stock outstanding as of November 30, 2023. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding: (i) shares of Common Stock subject to stock options held by that person that were exercisable on or are exercisable within 60 days after November 30, 2023; and (ii) shares of Common Stock subject to restricted stock unit awards held by that person that are subject to vest within 60 days after November 30, 2023 (excluding performance stock units that may vest, if at all, within such 60-day period based on the achievement of performance criteria).

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information available or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
	Class A Common Stock(1)		Class B Common Stock(1)
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power(2)
5% Stockholders:
Ray Dolby 2002 Trust A dated April 19, 2002(3)	—	—	160,592	*	*
Ray Dolby 2002 Trust B dated April 19, 2002(4)	—	—	463,262	1.3%	1.1%
Dolby Holdings II LLC(5)	—	—	1,040,000	2.9%	2.5%
Marital Trust under the Dolby Family Trust Instrument dated May 7, 1999(6)	—	—	24,108,162	66.8%	57.4%
Dagmar Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999(7)	—	—	9,487,117	26.3%	22.6%
Dolby Holdings III LLC(8)	—	—	350,000	1.0%	*
Dagmar Dolby 2016 Trust B, dated March 23, 2016(9)	—	—	403,600	1.1%	1.0%
Dagmar Dolby(10)	232,250	*	36,012,733	99.8%	85.8%
Thomas E. Dolby(11)	—	—	680,592	1.9%	1.6%
The Vanguard Group(12)	6,012,094	10.2%	—	—	1.4%
Kayne Anderson Rudnick Investment Management(13)	5,110,252	8.7%	—	—	1.2%
Morgan Stanley(14)	4,261,695	7.2%	—	—	1.0%
Atlanta Capital Management Company(15)	3,759,684	6.4%	—	—	*
BlackRock(16)	3,117,785	5.3%	—	—	*

	Shares Beneficially Owned
	Class A Common Stock(1)		Class B Common Stock(1)
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power(2)
Named Executive Officers and Directors:
Kevin Yeaman(17)	1,140,233	1.9%	—	—	*
Robert Park(18)	51,709	*	—	—	*
Andy Sherman(19)	269,937	*	—	—	*
John Couling(20)	442,683	*	—	—	*
Todd Pendleton(21)	61,618	*	—	—	—
Micheline Chau	63,586	*	—	—	*
David Dolby(22)	79,422	*	35,332,141	97.9%	84.2%
Peter Gotcher	37,424	*	—	—	*
Tony Prophet	3,019	*	—	—	*
Emily Rollins	2,245	*	—	—	*
Simon Segars	33,854	*	—	—	*
Anjali Sud	2,783	*	—	—	*
Avadis Tevanian, Jr.(23)	53,282	*	—	—	*
All executive officers and directors as a group (14 persons)(24)	2,287,163	3.8%	35,332,141	97.9%	84.3%

*	Less than one percent.
(1)

Each holder of Class B Common Stock is entitled to ten votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time at the election of the holder into shares of Class A Common Stock on a one-for-one share basis. The Class A Common Stock beneficial ownership percentages shown in the “Class A Common Stock” column of this table are calculated based on the number of shares of Class A Common Stock that are outstanding and beneficially owned by each beneficial owner as of November 30, 2023, and do not reflect the conversion of any shares of Class B Common Stock beneficially owned by such beneficial owner as of such date.

(2)	Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class.
(3)

Consists of 160,592 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Ray Dolby 2002 Trust A, dated April 19, 2002 (the “Ray Dolby 2002 Trust A”). Thomas E. Dolby, Dagmar Dolby’s son, is the Special Trustee of the Ray Dolby 2002 Trust A. Dagmar Dolby has sole dispositive power over the shares held of record by the Ray Dolby 2002 Trust A, and Thomas E. Dolby has sole voting power over the shares held of record by the Ray Dolby 2002 Trust A. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Ray Dolby 2002 Trust A into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby and Thomas E. Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(4)

Consists of 463,262 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Ray Dolby 2002 Trust B, dated April 19, 2002 (the “Ray Dolby 2002 Trust B”). David Dolby, Dagmar Dolby’s son, is the Special Trustee of the Ray Dolby 2002 Trust B. Dagmar Dolby has sole dispositive power over the shares held of record by the Ray Dolby 2002 Trust B, and David Dolby has sole voting power over the shares held of record by the Ray Dolby 2002 Trust B. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Ray Dolby 2002 Trust B into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby and David Dolby

disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.
(5)

Consists of 1,040,000 shares of Class B Common Stock held of record by Dolby Holdings II LLC (“Dolby Holdings II”). Dagmar Dolby has sole dispositive power over the shares held of record by Dolby Holdings II as the Manager of Dolby Holdings II. Each of Thomas E. Dolby and David Dolby has sole voting power over 50% of the shares held of record by Dolby Holdings II, as Special Managers of Dolby Holdings II. Assuming conversion of the shares of Class B Common Stock beneficially owned by Dolby Holdings II into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 1.7% of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby, Thomas E. Dolby, and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(6)

Consists of 24,108,162 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Marital Trust under the Dolby Family Trust Instrument dated May 7, 1999 (the “Marital Trust”). David Dolby is the Special Trustee of the Marital Trust. Dagmar Dolby has sole dispositive power over the shares held of record by the Marital Trust, and Dagmar Dolby and David Dolby have shared voting power over the shares held of record by the Marital Trust, with voting decisions requiring the unanimous vote of the Trustee and the Special Trustee. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Marital Trust into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 29.0% of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(7)

Consists of 9,487,117 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Dagmar Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999 (the “Dagmar Dolby Trust”). David Dolby is the Special Trustee of the Dagmar Dolby Trust. Dagmar Dolby has sole dispositive power over the shares held of record by the Dagmar Dolby Trust, and Dagmar Dolby and David Dolby have shared voting power over the shares held of record by the Dagmar Dolby Trust, with voting decisions requiring the unanimous vote of the Trustee and the Special Trustee. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Dagmar Dolby Trust into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 13.8% of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(8)

Consists of 350,000 shares of Class B Common Stock held of record by Dolby Holdings III LLC (“Dolby Holdings III”). Dagmar Dolby has sole dispositive power over the shares held of record by Dolby Holdings III as the Manager of Dolby Holdings III. David Dolby has sole voting power over the shares of record held by Dolby Holdings III as a Special Manager of Dolby Holdings III. Assuming conversion of the shares of Class B Common Stock beneficially owned by Dolby Holdings III into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(9)

Consists of 403,600 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Dagmar Dolby 2016 Trust B, dated March 23, 2016 (the “Dagmar Dolby 2016 Trust B”). David Dolby is the Special Trustee of the Dagmar Dolby 2016 Trust B. Dagmar Dolby has sole dispositive power over the shares held of record by the Dagmar Dolby 2016 Trust B, and David Dolby has sole voting power over the shares held of record by the Dagmar Dolby 2016 Trust B. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Dagmar Dolby 2016 Trust B into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(10)

Consists of (i) the shares described in Notes 3 through 9, which descriptions are incorporated herein by reference, (ii) 128,750 shares of Class A Common Stock held of record by the Dagmar Dolby Fund, a California nonprofit public benefit corporation (the “Dagmar Dolby Fund”) and (iii) 103,500 shares of

Class A Common Stock held of record by the Ray Dolby Legacy Fund, a California nonprofit public benefit corporation (the “Ray Dolby Legacy Fund”). Dagmar Dolby, as one of three directors of the Dagmar Dolby Fund, has shared voting and dispositive power over all 128,750 shares of Class A Common Stock held of record by the Dagmar Dolby Fund, with voting and disposition decisions requiring the majority vote of the Dagmar Dolby Fund’s board of directors. Dagmar Dolby, as one of three directors of the Ray Dolby Legacy Fund, has shared voting power over all 103,500 shares of Class A Common Stock held of record by the Ray Dolby Legacy Fund, with voting and disposition decisions regarding such shares requiring the majority vote of the Ray Dolby Legacy Fund’s board of directors. All shares beneficially owned by Dagmar Dolby collectively represent 85.8% of the total voting power of the Class A Common Stock and Class B Common Stock, and the shares over which Dagmar Dolby has sole or shared voting power collectively represent 80.1% of the total voting power of the Class A Common Stock and Class B Common Stock. Assuming conversion of the shares of Class B Common Stock beneficially owned by Dagmar Dolby into shares of Class A Common Stock, such converted shares, together with the other shares of Class A Common Stock beneficially owned by Dagmar Dolby, would represent beneficial ownership of 38.1% of the outstanding shares of Class A Common Stock as of November 30, 2023. Dagmar Dolby disclaims beneficial ownership of these securities except to the extent of her pecuniary interest therein.
(11)

Consists of all of the shares described in Note 3 and 50% of the shares described in Note 5, which descriptions are incorporated herein by reference. Assuming conversion of the shares of Class B Common Stock beneficially owned by Thomas E. Dolby into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 1.1% of the outstanding shares of Class A Common Stock as of November 30, 2023. Thomas E. Dolby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(12)

Based on a Schedule 13G/A filed with the SEC on March 10, 2023, wherein The Vanguard Group (“Vanguard”) reported beneficial ownership of 6,012,094 shares of Class A Common Stock. Vanguard reported sole dispositive power as to 5,921,205 of the shares, shared dispositive power as to 90,889 of the shares, and shared voting power as to 29,011 of the shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(13)

Based on a Schedule 13G filed with the SEC on February 14, 2023, wherein Kayne Anderson Rudnick Investment Management LLC (“Kayne”) reported beneficial ownership of 5,110,252 shares of Class A Common Stock. Kayne reported shared voting and dispositive power as to 1,208,432 of the shares, sole voting power as to 3,841,387 of the shares, and sole dispositive power as to 3,901,820 of the shares. The address for Kayne is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(14)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023, wherein Morgan Stanley (“MS”) reported beneficial ownership of 4,261,695 shares of Class A Common Stock. MS reported shared dispositive power as to all of the shares and shared voting power as to 4,106,347 of the shares. The address for MS is 1585 Broadway, New York, New York 10036.

(15)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023, wherein Atlanta Capital Management Company, LLC (“Atlanta Capital”) reported beneficial ownership of 3,759,684 shares of Class A Common Stock. Atlanta Capital reported shared dispositive power as to all of the shares and shared voting power as to 3,667,162 of the shares. The address for Atlanta Capital is 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309.

(16)

Based on a Schedule 13G filed with the SEC on February 3, 2023, wherein BlackRock, Inc. (“BlackRock”) reported beneficial ownership of 3,117,785 shares of Class A Common Stock. BlackRock reported sole dispositive power as to all of the shares and sole voting power as to 2,919,213 of the shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(17)

Includes shares held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009 (the “Yeaman Trust”). Includes stock options held in the name of the Yeaman Trust to purchase 1,042,399 shares of Class A Common Stock that are exercisable within 60 days after November 30, 2023. Includes 45,955 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 30, 2023.

(18)

Includes stock options held by Mr. Park to purchase 36,638 shares of Class A Common Stock that are exercisable within 60 days after November 30, 2023. Includes 4,398 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 30, 2023.

(19)

Includes stock options held by Mr. Sherman to purchase 237,879 shares of Class A Common Stock that are exercisable within 60 days after November 30, 2023. Includes 15,131 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 30, 2023.

(20)

Includes stock options held by Mr. Couling to purchase 374,039 shares of Class A Common Stock that are exercisable within 60 days after November 30, 2023. Includes 15,910 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 30, 2023.

(21)

Includes stock options held by Mr. Pendleton to purchase 46,494 shares of Class A Common Stock that are exercisable within 60 days after November 30, 2023. Includes 12,818 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 30, 2023

(22)

Consists of (i) 79,422 shares of Class A Common Stock held of record by David Dolby, plus (ii) all of the shares described in Notes 4, 6, 7, 8 and 9, which descriptions are incorporated herein by reference, plus (iii) 50% of the shares described in Note 5, which description is incorporated herein by reference. Assuming conversion of the shares of Class B Common Stock beneficially owned by David Dolby into shares of Class A Common Stock, such converted shares, together with the other shares of Class A Common Stock beneficially owned by David Dolby, would represent beneficial ownership of 37.5% of the outstanding shares of Class A Common Stock as of November 30, 2023. David Dolby disclaims beneficial ownership of the securities referenced in clauses (ii) and (iii) except to the extent of his pecuniary interest therein.

(23)	Shares held in the name of Avadis Tevanian, Jr. and Nancy Tevanian Trust u/a/d 5/29/96.
(24)

Includes (i) stock options held by all executive officers and directors as a group to purchase an aggregate of 1,771,516 shares of Class A Common Stock that are exercisable within 60 days after November 30, 2023 and (ii) 96,851 shares of Class A Common Stock subject to restricted stock unit awards held by all executive officers and directors as a group that vest within 60 days after November 30, 2023. Assuming conversion of the shares of Class B Common Stock beneficially owned by the executive officers and directors as a group into shares of Class A Common Stock, such converted shares, together with the other shares of Class A Common Stock beneficially owned by the executive officers and directors as a group, including the aforementioned shares of Class A Common Stock subject to stock options and restricted stock unit awards, would represent beneficial ownership of 39.1% of the outstanding shares of Class A Common Stock as of November 30, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy. Pursuant to this policy, any related person transaction proposed or entered into by Dolby must be reported to Dolby’s General Counsel and reviewed, approved or ratified by the Audit Committee in accordance with the terms of the policy. A “related person transaction” is a transaction between Dolby and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is or was an executive officer, director or nominee for director at any time since the beginning of the last fiscal year and such person’s immediate family members, or a greater than 5% beneficial owner of any class of our voting securities at the time of the occurrence or existence of the transaction and such owner’s immediate family members.

In the course of its review and approval or ratification of a related person transaction, the Audit Committee considers:

•	The approximate dollar value of the amount involved in the transaction;

•	The related person’s interest in the transaction and the approximate dollar value of such interest without regard to any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of business of the company;

•	Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Dolby than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to Dolby of, the transaction; and

•	Any other information regarding the transaction or the related person in the context of the transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition, the use of certain theatres of the company by the immediate family members of Ray Dolby, to the extent that it may constitute a related person transaction, is deemed to be pre-approved under the terms of the policy.

Since October 1, 2022, we have not been a party to any related person transactions, other than the transactions described below.

Real Estate Transactions

Master Lease for 100 Potrero Avenue Premises

Since 1980, we have leased approximately 70,000 square feet of office space located at 100 Potrero Avenue, San Francisco, California from several Dolby family entities pursuant to a master lease (the “Master Lease”). The Master Lease expires on October 31, 2024 and provides us an option, which we do not intend to exercise, to renew for two additional five-year terms at a rate equal to the rent that the landlord could obtain for the applicable option term from a third party desiring to lease the premises for the option term, as determined by the landlord and agreed to by us. We are generally responsible for operating expenses, taxes, and the condition, operation, repair, maintenance, security and management of the premises. We also agreed to indemnify and hold the Dolby family entities, as landlord, harmless from and against certain liabilities, damages, claims, costs, penalties and expenses arising from our conduct related to the premises.

Our Ceased Occupation of 100 Potrero Avenue Premises

As previously disclosed, in fiscal 2019, we ceased occupying the 100 Potrero premises and executed a sublease with a third-party tenant for our remaining lease term (through October 31, 2024) at a rental rate that is higher than what we are paying to the Dolby family entity under our Master Lease. Under the sublease, the subtenant is required to reimburse us for our costs related to operating expenses, taxes, and the condition, operation, repair, maintenance, security, and management of the subleased premises and to indemnify and hold us harmless with respect to the subleased premises in substantially the same manner as provided in the Master Lease and described above.

Fiscal 2023 Rent Expense for 100 Potrero Avenue Premises

Our rent expense under the 100 Potrero Master Lease was $3.3 million in fiscal 2023. As described above, we ceased occupying the 100 Potrero Avenue premises in fiscal 2019 and entered into a sublease with a third party for the remainder of our term, at a rental rate that is higher than what we are paying to the Dolby family under our Master Lease. However, Item 404 of the SEC’s Regulation S-K requires us to disclose our estimated rent expense over the remaining life of the Master Lease for these premises, which is $37.0 million as of September 29, 2023. This figure includes $33.4 million in rent payable for the option—which we do not intend to exercise—to renew the 100 Potrero Avenue lease for two additional five year terms beyond its October 31, 2024 expiration, assuming a rental rate equal to the rate applicable to the month in which the lease is to expire (the actual rental rate during any option term is not known at this time and may be materially different from the rate used in our assumptions).

Dolby Family Sub-lease of 100 Potrero Avenue Premises

Under the terms of the Master Lease, a Dolby family entity acting as landlord or a member of the Dolby family, as assignee, retains the right to sublease office space at 100 Potrero with prior notice to us, at a rental rate equal to the then-current base rent per square foot paid by us plus $14 per square foot per year (reflecting estimated costs payable by us for the operation and maintenance of the premises, subject to an annual increase of 1.5% per year during each year of the sublease term), which we refer to as the rent and related expenses below. In fiscal 2021, a member of the Dolby family, as assignee, exercised its right to sublease this space, comprising approximately 1,617 rentable square feet. The amount of rent and related expenses paid to us for this space by the member of the Dolby family in fiscal 2023 was $95,290 and the aggregate amount of rent and related expenses over the remaining life of this sublease arrangement is $105,460, as of September 29, 2023.

Jointly-Owned Real Estate Entities

As of the end of fiscal 2023, the Dagmar Dolby Trust and Dolby Wootton Bassett, LLC (“DWB”), of which the Dagmar Dolby Trust is the sole member, each own a majority financial interest in real estate entities that owned and leased commercial real property in fiscal 2023. We own the remaining financial interests in these real estate entities. The following table sets forth, as of the end of fiscal 2023, for each of these real estate entities, the entity that owns the majority financial interest in the real estate entity, the percentage interest owned, and the location of the property.

Real Estate Entity	Majority Owner	Majority Ownership Interest	Location of Property
Dolby Properties Burbank, LLC	Dagmar Dolby Trust	51%	Burbank, California
Dolby Properties, LP	DWB	90%	Wootton Bassett, England

We lease our 3601 W. Alameda Avenue, Burbank, California offices from Dolby Properties Burbank, LLC. The expense attributable to Dolby and recorded for rents payable to Dolby Properties Burbank was $282,947 in fiscal 2023. The estimated rent expense attributable to Dolby over the remaining life of the lease is approximately $3.42 million as of September 29, 2023, assuming the exercise of our two five-year renewal options under that lease (for these purposes, assuming a rental rate equal to the rate applicable to the month in which the lease is scheduled to expire; the actual rental rate during any option term is not known at this time and may be materially different from the rate used in our assumptions).

As previously disclosed, we used to lease 17,747 square feet of office space in a property located in Wootton Bassett, England from Dolby Properties, LP. Our lease expired and we occupied the premises through March 31, 2021. In fiscal 2023, an unrelated third-party tenant leased 17,768 square feet of the property and paid an aggregate of £195,113 in rent to Dolby Properties, which amount inured to Dolby and the Dolby family in proportion to their respective ownership interests in Dolby Properties (10% and 90%, respectively). In addition, in fiscal 2023, Dolby Properties undertook certain capital improvement works of approximately £10,000 (with up to an additional £40,000 anticipated to be expended in fiscal 2024) on the premises for the benefit of such third-party tenant, the costs of which were also borne by Dolby and the Dolby family in proportion to their respective ownership interests in Dolby Properties.

When we negotiate new terms for any lease agreement with the Dolby family or any of the jointly-owned real estate entities, we engage real estate brokers to provide fair market rent and lease terms based on a summary of comparable properties located in the area of the subject property. The brokers are instructed that the transaction is intended to be completed on an arm’s-length basis. We believe that all such leases were entered into on a reasonable fair market basis.

Academy Museum Donations

In June 2014, we agreed to donate cinema products and related services to the Museum of the Academy of Motion Picture Arts and Sciences (the “Academy Museum”) having a retail value of approximately $7 million, in exchange for promotional benefits over a 15 year period, including our exclusive appointment as the audio/video sponsor of the Academy Museum theaters, public recognition of our donation, access to Academy Museum space for events, invitations to certain events, board membership at the Academy Foundation, Academy Museum membership rights, and other benefits. Contemporaneously, the Dolby family agreed to donate $5 million in cash and/or marketable securities to the Academy Museum over time based on achievement of certain key project milestones, in exchange for certain naming rights, public recognition of the Dolby family’s donation, an installation at the Academy Museum dedicated to portraying Ray Dolby’s story, invitations to certain events, board membership at the Academy Foundation, Academy Museum membership rights, and other benefits.

Smithsonian Institution Donations

In September 2018, we agreed to make an in-kind donation to the Smithsonian Institution (the “Smithsonian”), for use in the National Museum of American History (the “Museum”), of certain audio/visual equipment and related services together having a retail value of up to approximately $2 million, including equipment for and refurbishment of an exhibition theatre in the Museum. In exchange for the donation, we are entitled to promotional benefits for a certain period of time, including our exclusive audio/video sponsorship of the Smithsonian, public recognition of our donation, access to the Museum space for events, and invitations to certain events. Contemporaneously, a charitable entity associated with the Dolby family agreed to donate $5 million in cash and/or marketable securities to the Smithsonian over time based on achievement of certain milestones, in exchange for certain benefits, including naming rights and public recognition of the Dolby family’s donation.

BAFTA Donations

In January 2020, we agreed to make an in-kind donation to the British Academy of Film and Television Arts (the “BAFTA”), for use in the redevelopment of the Princess Anne Theater at 195 Piccadilly in London (the “Theater”), of certain audio/visual equipment and related services together having a retail value of up to $930,000, including equipment and services following the Theater’s redevelopment. In exchange for this donation, we are entitled to receive certain benefits from BAFTA, including branding rights, exclusive audio/video sponsorship of the Theater, private use of the Theater under certain circumstances, and event tickets. Contemporaneously, the Dolby family agreed to make a donation to a BAFTA-affiliated organization of cash and/or marketable securities in the amount of $3.5 million, payable in installments based on the achievement of certain milestones, in exchange for certain benefits, including certain naming rights and event tickets.

Other Arrangements with the Dolby Family

In the past, we have allowed members of the Dolby family to use our office facilities for their personal purposes on a limited basis, and we expect this use to continue in the future. For example, members of the Dolby family are allowed to use our conference and screening rooms for personal purposes up to ten times per year. Our Board has approved these arrangements.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of our Board. The names of our executive officers and their ages, titles, and biographies as of December 8, 2023, the record date for the Annual Meeting, are set forth below:

Executive Officers	Age	Position(s)
Kevin Yeaman	57	President and Chief Executive Officer
Robert Park	53	Senior Vice President and Chief Financial Officer
Andy Sherman	56	Executive Vice President, General Counsel and Corporate Secretary
John Couling	48	Senior Vice President, Entertainment
Todd Pendleton	51	Senior Vice President and Chief Marketing Officer
Shriram Revankar	61	Senior Vice President, Advanced Technology Group

For Mr. Yeaman’s biography, please see the section titled “Proposal 1—Election of Directors—Information Regarding the Director Nominees and our Director Emeritus.”

Robert Park joined us as Senior Vice President and Chief Financial Officer in October 2021. Mr. Park leads the global finance organization and is responsible for all finance functions, information technology, and investor relations. Mr. Park has over 30 years of financial and strategic business experience. Prior to joining us, from April 2016 to October 2021, Mr. Park served as the Chief Financial Officer of BlueJeans, a cloud-based enterprise video conferencing and communications company. Prior to BlueJeans, Mr. Park held a variety of positions of increasing responsibility at multiple public and private companies. Mr. Park began his finance career with Ernst & Young LLP, an accounting firm, serving numerous clients across various industries. Mr. Park holds a B.S. degree in Business Administration with a concentration in accounting from California Polytechnic State University, San Luis Obispo.

Andy Sherman joined us as Executive Vice President, General Counsel and Corporate Secretary in January 2011. Mr. Sherman oversees Dolby’s patent and IP licensing businesses, government relations, and Dolby’s worldwide legal affairs, including all corporate, regulatory, IP, litigation, and licensing activities. Mr. Sherman also serves as the chair of the board of directors of Via Licensing Alliance, a leading global provider of multilateral patent licensing solutions. Prior to joining us, from June 2008 to January 2011, Mr. Sherman served as Senior Vice President and General Counsel at CBS Interactive, an online content network, where he led the legal group advising CBS’s online entertainment, mobile, technology, sports, news, games, lifestyle, and international business units. Mr. Sherman joined CBS Interactive following CBS’s acquisition of CNET Networks, an online content network, where from June 2007 to June 2008 he was Senior Vice President, General Counsel and Secretary. Before CNET, Mr. Sherman served as Vice President, Legal at Sybase, an enterprise software and services company, from November 2006 to May 2007, following Sybase’s acquisition of Mobile 365, where he was Vice President, General Counsel and Secretary. Prior to joining Mobile 365, he held senior legal positions with global responsibility at a variety of public technology companies including PeopleSoft and Epiphany. Earlier in his career, Mr. Sherman worked in private practice with Gray Cary Ware & Freidenrich (now DLA Piper), focusing on the representation of emerging technology companies. Mr. Sherman holds a J.D. from the University of the Pacific, as well as a B.S. degree from the University of Southern California. He is the executive sponsor of Mundo, Dolby’s employee network dedicated to the Hispanic members of the Dolby community.

John Couling joined us in 1997 and has held multiple leadership roles at the company, including most recently as Senior Vice President, Entertainment since October 2021 and previously as Senior Vice President, Commercial Partnerships from October 2016 through October 2021. In his current role, Mr. Couling oversees Dolby’s customer and partner relationships organization across the entertainment industry, leading sales, delivery, and integration of Dolby technologies and solutions into partners’ services and products. Mr. Couling holds a B.S. degree in astrophysics from the University of Bristol.

Todd Pendleton joined us in July 2018 as Senior Vice President and Chief Marketing Officer. He leads Dolby’s marketing efforts and is responsible for promoting the brand globally to consumers and through its partners. Prior to Dolby, Mr. Pendleton led his own marketing creative agency, Defi 9, working with start-ups and entertainment personalities. Prior to leading his own business, Mr. Pendleton served as Chief Marketing Officer of Samsung Telecommunications America from June 2011 to April 2015, where he, among other things, led the launch of the Samsung Galaxy mobile franchise. Prior to Samsung Telecommunications America, Mr. Pendleton was with Nike for over 15 years, where he held country, regional, and global leadership roles working across North America, Europe, and Asia. Mr. Pendleton earned his B.A. degree in Political Science and International Business from Northeastern University in Boston, Massachusetts.

Shriram Revankar joined us as Senior Vice President, Advanced Technology Group in May 2022. Dr. Revankar oversees teams creating and delivering innovations that transform immersive entertainment experiences, including the office of the Chief Technology Officer, image and sound research and development, prototyping, and technical operations. He previously served in various positions at Adobe from 2009 through 2022, most recently as Vice President and Fellow at Adobe Research, where he focused on delivering high impact technologies to Adobe’s Digital Experience and Document Cloud businesses. Prior to joining Adobe, Dr. Revankar was a Xerox Fellow and the head of Smart Systems Lab and also the Chief Architect of the Production Solutions business at Xerox Corporation. He has a masters and Ph.D. in computer science from State University of New York at Buffalo.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) below is intended to:

•	Explain our fiscal 2023 executive compensation program and philosophy to assist you in evaluating the compensation of our Named Executive Officers; and

•	Review how the Compensation Committee of our Board of Directors (for purposes of this CD&A, the “Committee”) made its executive compensation decisions for fiscal 2023.

Named Executive Officers

Our Named Executive Officers are the individuals whose compensation is set forth in the Summary Compensation Table and accompanying tables. For fiscal 2023, our Named Executive Officers (“NEOs”) were:

•	Kevin Yeaman, our President and Chief Executive Officer;

•	Robert Park, our Senior Vice President and Chief Financial Officer;

•	Andy Sherman, our Executive Vice President, General Counsel, and Corporate Secretary;

•	John Couling, our Senior Vice President, Entertainment; and

•	Todd Pendleton, our Senior Vice President and Chief Marketing Officer.

Fiscal 2023 Financial and Operational Highlights

Note Regarding Forward-Looking Statements

This CD&A includes forward-looking statements concerning our current expectations and business opportunities. These forward-looking statements are based on management’s current assumptions and expectations, and actual results could differ materially. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of our 2023 Annual Report on Form 10-K.

Business Overview

We create audio and imaging technologies that transform entertainment for content playback in movies, TV, music, gaming and user-generated content. Founded in 1965, our strengths stem from expertise in analog and digital signal processing and digital compression technologies that have transformed the ability of artists to convey entertainment experiences to their audiences through recorded media. Such technologies led to the development of our noise-reduction systems for analog tape recordings, and have since evolved into multiple offerings that enable more immersive sound for cinema, digital television transmissions and devices, mobile devices, over-the-top video and music services, home entertainment devices, and automobiles.

In fiscal 2023, we continued to focus on expanding our leadership in audio and imaging solutions for premium entertainment content by increasing the number of Dolby experiences that people can enjoy, which we believe will drive revenue growth across the markets we serve. We can increase our value proposition and create opportunities by broadening Dolby technologies into new types of content, such as music, gaming, live sports, and user-generated content. We are increasingly making our audio and imaging technologies available for content beyond premium entertainment through cloud services, creating new revenue generating opportunities. We also seek to expand the reach of our technology by incorporating it into industry standards and offering licenses to our patents covering that technology, along with our partners, through patent pools.

Key Financial Highlights

Fiscal 2023 was another successful year for Dolby, despite headwinds due to the challenging macroeconomic environment. Our key financial highlights for fiscal 2023 and a comparison to fiscal 2022 were as follows:

	Fiscal 2023	Fiscal 2022	Percentage Change
Total Revenue	$1.30 billion	$1.25 billion	4.0%
Net Income	$200.7 million	$184.1 million	9.0%
Diluted Earnings Per Share	$2.05	$1.81	13.3%
Non-GAAP Net Income(1)	$348.0 million	$319.9 million	8.8%
Non-GAAP Diluted Earnings Per Share(1)	$3.56	$3.14	13.4%
Stock Price Per Share (High and Low)	$91.02 / $61.55	$96.85 / $65.04	—
Stock Price Per Share as of Fiscal Year-End	$79.26	$65.15	21.7%

(1)	A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

Return of Capital to Stockholders

In fiscal 2023, we returned capital to our stockholders in the form of stock repurchases and dividends as indicated below.

In addition, in November 2023, we announced an 11% increase in our dividend, from $0.27 to $0.30 per share.

Fiscal 2023 Executive Compensation Highlights

In fiscal 2023, the Committee took the following actions with respect to the compensation of our NEOs:

•

Base Salary. For calendar 2023, the Committee increased the base salaries for each of our NEOs by approximately 3%. These increases were consistent with the merit-based increases for our general U.S. workforce, which were based on competitive market data for technology companies.

•	Annual Incentive Compensation. With respect to our annual incentive compensation plan for our executive officers, the 2023 Dolby Executive Bonus Plan (the “2023 Executive Bonus Plan”):

•

The Committee approved annual incentive compensation targets for our NEOs under the 2023 Executive Bonus Plan—stated as a percentage of base salary for calendar 2023—at the same levels as in fiscal 2022 (100% for our CEO and 65% for each of our other NEOs).

•

Annual incentive compensation payments for our NEOs under the 2023 Executive Bonus Plan were based on: (i) achieving (below which there would be no payments) a gating funding requirement of $292.5 million non-GAAP operating income and a threshold of $1,156.5 million revenue, and (ii) revenue performance against a target of $1,285.0 million, which results in 100% funding. To the extent revenue is between the threshold amount and a maximum of $1,413.5 million, the plan is funded between 50% and 150% of target. For purposes of the 2023 Executive Bonus Plan, we achieved adjusted non-GAAP operating income of $378.4 million and non-GAAP revenue of $1,280.7 million, resulting in the gating requirement being satisfied and a funding level of 98% of target. A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

•

The Committee approved annual incentive compensation payments equal to 98% of the annual incentive compensation targets for our NEOs based on the achievement of the performance metrics described above. While the Committee had discretion to consider team and individual performance in determining final payouts, it determined not to make adjustments on that basis for 2023.

•

Long-Term Incentive Compensation. The Committee approved the grant of performance stock unit awards, stock options, and restricted stock unit awards for each NEO, as reflected in the Grants of Plan-Based Awards in Fiscal 2023 table in “Executive Compensation Tables and Related Matters.”

Consideration of Advisory Vote to Approve Named Executive Officer Compensation; Stockholder Engagement

At our 2023 Annual Meeting of Stockholders, we conducted an advisory (non-binding) vote of our stockholders to approve the compensation of our NEOs (a “Say-on-Pay” vote). At that meeting, approximately 99% of the voting power of the shares present and entitled to vote on the proposal voted to approve the compensation of our NEOs.

On an annual basis, members of our senior management contact our largest stockholders in advance of our Annual Meeting of Stockholders to solicit their views on a variety of topics. In fiscal 2023, we contacted our top 25 stockholders, who collectively held approximately 65% of our outstanding shares of Class A Common Stock, to ask if they would be interested in meeting with us to discuss the proxy statement, proxy proposals, and any corporate governance or other matters of interest to them. We had conversations with the stockholders that accepted our invitation to engage and discussed our proxy proposals and a broad range of governance matters, including Board and Board committee composition and refreshment, our dual class structure, and our executive compensation policies and practices. These engagement efforts provided us with a valuable understanding of investors’ perspectives and an opportunity to exchange views. Management reports this feedback to the Committee, which then considers it, as well as the results of our most recent Say-on-Pay votes and other factors, in assessing its overall approach to executive compensation. For example, in prior years, as part of the Committee’s ongoing efforts to enhance the effectiveness of our executive compensation program, the Committee added performance-based equity to our long-term incentive compensation program and adopted a policy on the recoupment of incentive compensation (“clawback”) for our executive officers (which the Committee amended and restated in August of 2023) after taking stockholders’ feedback into consideration.

The Committee will continue to carefully consider the results of our Say-on-Pay votes as well as stockholder feedback in overseeing our executive compensation program.

Reinforcing our Business Strategy through an Emphasis on Incentive Compensation

The principal elements of the target total direct compensation opportunity of our executive officers are:

•	long-term incentive compensation in the form of performance stock unit awards, stock options, and restricted stock unit awards;

•	annual incentive compensation consisting of a cash bonus opportunity; and

•	base salary.

These principal elements are further described below.

The Committee allocated a substantial portion of the target total direct compensation opportunity of our NEOs to incentive compensation in fiscal 2023, the vast majority of which consists of long-term incentive compensation. The graphs below illustrate this emphasis on long-term incentive compensation in the target total direct compensation opportunities of our NEOs. Our long-term incentive compensation is tied to equity vehicles, the value of which is driven by the value of our stock, and approximately 25% of which (by value) is comprised of performance stock unit awards tied to pre-established performance conditions. In addition, the realization of this long-term incentive compensation is conditioned upon the satisfaction of multi-year vesting requirements. Because the value our NEOs could realize from their equity awards depends on the performance of our stock price, changes in our stock price will impact the value of their equity awards, and correspondingly, the total compensation realizable by our NEOs. This design is intended to align the interests of our NEOs with those of our stockholders and focus our NEOs on the successful execution of our business strategy.

*

The long-term incentive compensation percentage is based on the grant date fair value of the underlying equity awards (at target, in the case of performance stock unit awards), computed in accordance with ASC Topic 718, and does not represent the compensation actually realized or currently realizable by our NEOs from such awards.

Roles of the Compensation Committee, Management and Compensation Consultant

Role of the Compensation Committee

The Committee approves and oversees the compensation program for our executive officers, including base salaries and annual and long-term incentive compensation opportunities. In discharging these duties, the Committee determines these elements of compensation for our CEO, and, with the input of our CEO, determines these compensation elements for our other executive officers. In addition, the Committee oversees the broad-based equity incentive plans for our employee population and reviews equity grant guidelines for these employees on an annual basis.

The Committee routinely meets throughout the fiscal year in the ordinary discharge of its duties, including to determine the compensation for our executive officers. The Committee also regularly meets in executive session without management present.

Role of Management

Our CEO and members of our People & Places, Legal and Finance Departments (collectively, “Management”) assist and support the Committee. At least annually, Management reviews our executive compensation philosophy with the Committee and, at the Committee’s direction, develops compensation proposals for Committee consideration. The Committee considers and approves any proposed changes with the intent to continue aligning our compensation philosophy and policies with our business objectives and to support our efforts to attract and retain key talent in a highly competitive environment. In this regard, Management assesses a market review and analysis of peer company executive compensation levels and practices prepared by the Committee’s compensation consultant Compensia as well as executive compensation data drawn from industry-specific compensation surveys (collectively, the “Market Comparables”) and provides the Committee with executive compensation recommendations informed by the Market Comparables, including: historical base salary and annual incentive compensation payments; fiscal year-end levels of equity ownership; equity award holdings; unrealized value calculations of vested and unvested equity awards at various stock prices; grant date fair values of equity award holdings (as computed for financial reporting purposes); and other relevant information.

At least annually, our CEO reviews with the Committee the performance of our other executive officers and recommends to the Committee base salary adjustments, annual incentive compensation targets, and long-term incentive compensation awards for each of these individuals. He also uses these individual performance assessments to make recommendations for annual incentive compensation payouts under the fiscal year’s annual incentive compensation plan. The Committee considers our CEO’s input, but the Committee makes the final determinations regarding executive officer compensation. The Committee makes decisions with respect to our CEO’s compensation without him present and after considering input from our Chair of the Board, the Chair of the Committee and other members of our Board. Committee and other Board members also meet separately with our CEO’s direct reports to gather input on his performance. The Committee considers such input when making decisions with respect to our CEO’s compensation.

Role of Compensation Consultant

The Committee engages independent advisors to assist it in carrying out its responsibilities. During fiscal 2023, the Committee engaged Compensia for the purpose of advising the Committee on executive compensation matters. Compensia also advised the Committee on certain matters related to our broad- based equity compensation programs for employees, including our equity utilization, participation, and grant guidelines relative to competitive market practices.

The Committee provided Compensia with instructions regarding the parameters of the competitive analysis of executive officer compensation packages that it was to conduct, in light of our goal to attract and retain key talent in a highly competitive environment. In particular, the Committee instructed Compensia to analyze whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive relative to the Market Comparables. The Committee further instructed Compensia to evaluate the following elements to assist the Committee in establishing fiscal 2023 compensation:

•	Base salary;

•	Target and actual annual incentive compensation;

•	Target and actual total cash compensation (base salary and annual incentive compensation);

•	Long-term incentive compensation (equity awards);

•	Target and actual total direct compensation (base salary, annual incentive compensation, and long-term incentive compensation); and

•	The current and potential value of vested and unvested equity awards.

Accordingly, Compensia performed an analysis of the compensation for each of our executive officers against the compensation of executives with similar positions within the Market Comparables and presented its report to the Committee. In November 2022, the Committee used the analysis in the course of its deliberations and determinations of executive compensation for fiscal 2023.

Representatives from Compensia attend most meetings of the Committee and periodically communicate with members of the Committee and Management outside the formal Committee meetings.

During fiscal 2023, Compensia also performed services for us at the direction of the Committee relating to equity utilization, proxy statement support, SEC rulemaking relating to executive compensation, executive new-hire arrangements, and general Committee meeting support. In addition, Compensia assisted the Nominating and Governance Committee with its review of the compensation of our non-employee directors. Compensia received compensation for these services. Based on an assessment of the factors set forth in the NYSE listing standards and the SEC’s rules and regulations, and taking into account the provision of these services, the Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Committee has raised any conflict of interest.

Use of Market Data for Competitive Positioning

The Committee does not benchmark compensation of our executive officers against the Market Comparables or pay practices of our compensation peer group. Rather, the Committee uses the Market Comparables and the pay practices of our compensation peer group only as a point of reference when setting compensation levels for each of our executive officers.

To assist it in analyzing our executive compensation program for fiscal 2023, the Committee directed Compensia to review and recommend potential changes to our compensation peer group and, thereafter, compile and analyze the executive compensation data for the companies in the peer group. Compensia also compiled and analyzed executive compensation data drawn from published industry-specific compensation surveys and prepared a report for the Committee on the competitive positioning of our executive compensation program.

As part of this process, and based on advice from Compensia, the Committee instructed Compensia that, for a company to be considered as a potential compensation peer group candidate, the company must operate in one of several designated industries (consumer electronics, technology IP licensing, entertainment technology, electronic equipment, software, or cloud-based/focused products or services) and have a market capitalization within the range of approximately 0.25 to 4.0 times our mid-calendar year market capitalization based on a 30-day average measured as of July 15, 2022. Once an initial group of companies that met these industry and market capitalization thresholds had been identified, with Compensia’s input, the Committee evaluated them using the following additional selection criteria relative to the same criteria for Dolby:

•	Revenue within the range of approximately 0.5 to 4.0 times that of Dolby;

•	Market capitalization as a multiple of revenue within the range of 0.5 to 2.0 times that of Dolby;

•	Market capitalization per employee within the range of 0.5 to 2.0 times that of Dolby;

•	Net income margin greater than 0.5x that of Dolby; and

•	Number of employees within the range of approximately 0.5 to 4.0 times that of Dolby.

In addition, the Committee also considered whether the potential companies were direct competitors for executive talent, either because of their geographic proximity to us, prior recruitment history, or employment of individuals with unique skills or expertise that are comparable to the unique skills or expertise that are either required or desirable in our business.

Using these selection criteria, the Committee removed Nuance Communications, Citrix Systems, and Coherent from our compensation peer group due to the acquisition or proposed acquisition of those companies, and also removed Cadence Design Systems, Fortinet, and Synopsys due to market capitalizations significantly above the applicable selection criteria. The Committee replaced these companies in our compensation peer group with DocuSign, F5, Paylocity Holding, Qualys, Twilio, and Zoom Video, thus maintaining our compensation peer group at 17 companies for fiscal 2023, as follows:

•	Akamai Technologies Inc.

•	ANSYS, Inc.

•	Cognex Corporation

•	CommVault Systems, Inc.

•	CoStar Group, Inc.

•	DocuSign, Inc.

•	F5, Inc.

•	Fair Isaac Corporation

•	InterDigital, Inc.

•	Paylocity Holding Corporation

•	PTC Inc.

•	Qualys, Inc.

•	Twilio Inc.

•	Verisign, Inc.

•	Xperi Holding Corporation (subsequently spun off into Xperi Inc. and Adeia Inc.)

•	Ziff Davis, Inc. (fka J2 Global, Inc.)

•	Zoom Video Communications, Inc.

As discussed above, the Committee does not benchmark compensation of our executive officers against the Market Comparables or pay practices of our compensation peer group. Instead, the Committee uses the Market Comparables as a reference point, among many as outlined below under Committee Considerations, in its determinations of our executive officers’ compensation.

The Committee has carefully considered its compensation peer group selection methodology and has consistently applied this methodology over time. However, given the unique nature of our business, selection of our peer group requires the Committee to use its judgment, in addition to the objective criteria contained in our peer group selection methodology. The Committee from time to time considers alternative peer group selection methodologies and has determined that our current peer group selection methodology continues to be the most appropriate methodology for us.

Overview of Executive Compensation Program

Objectives

The objectives of our executive compensation program are to:

•	Provide a competitive compensation package that enables us to attract, motivate, and retain high-caliber talent;

•	Provide a total compensation package, aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term corporate objectives and strategies;

•	Reward both individual and collective contributions to Dolby’s success consistent with our pay-for-performance orientation; and

•	Emphasize long-term value creation and further align the interests of management and stockholders through the use of equity-based awards.

Consistent with these objectives, our pay positioning strategy emphasizes the total direct compensation opportunity provided to our executive officers and places less weight on the discrete positioning of individual compensation elements. In addition, when evaluating total direct compensation, the Committee considers, as a point of reference only, compensation trends reflected by the companies in our compensation peer group (as described above) and companies with which we compete for talent. Individual elements of compensation are designed to create incentives that are consistent with our business needs and strategic objectives.

Executive Compensation Policies

In discharging its responsibilities relating to executive compensation, the Committee, with the assistance of its compensation consultant, monitors trends and developments in compensation policies and practices and seeks to enhance the effectiveness of our executive compensation program on an ongoing basis. As a result, our executive compensation program includes:

•

Pay-for-Performance. An effective pay-for-performance orientation, including an annual cash incentive compensation plan tied to financial performance, as well as the use of long-term incentive compensation that represents the largest portion of each executive officer’s total compensation package, consisting of performance stock unit awards, stock options, and restricted stock unit awards;

•	No Golden Parachute Gross-ups. A practice of not providing “golden parachute” excise tax “gross-ups” for our executive officers;

•

Double-Trigger, not Single-Trigger, Vesting. “Double-trigger” vesting acceleration arrangements in connection with a change in control of Dolby (that is, accelerated vesting that is triggered only upon certain specified terminations of employment following a change in control of Dolby, and not upon a change in control alone) for equity awards granted to our executive officers, which are generally consistent with the arrangements provided to our other employees as described in “—Severance and Change in Control Arrangements—General” below;

•

Limited Perquisites. A practice of providing our executive officers with only limited perquisites or other personal benefits that are both customary in the industry in which we operate and in furtherance of accomplishing our business objectives;

•

Compensation Survey Data. The use of compensation survey data, as well as publicly-available data about the compensation practices of our peers, to inform the design of our executive compensation program;

•	Stock Ownership Guidelines. Stock ownership guidelines for our executive officers that require them to hold a minimum number of qualifying Dolby equity securities;

•

Clawback Policy. A policy on recoupment of incentive compensation (“clawback”) that is applicable to our executive officers and provides for the recoupment of certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an Accounting Restatement (as defined in “—Policy on Recoupment of Incentive Compensation (“Clawback”)” below);

•

No Short Selling, Pledging or Hedging. A general prohibition against short sales, pledging of stock, hedging of stock ownership positions and transactions involving derivative securities relating to shares of our Common Stock; and

•

Annual Compensation Risk Assessment. An annual risk assessment with respect to our compensation programs, policies, and practices, including the programs and policies for non-executive officer employees, as described in “Executive Compensation Tables and Related Matters—Compensation Program Risk Assessment.”

Fiscal 2023 Compensation Determinations

Committee Considerations

The Committee considered a variety of factors in determining the compensation for our NEOs for fiscal 2023. These factors included:

•	An evaluation of Dolby’s financial and operational performance, including progress against our business strategy and financial and operational performance;

•	An evaluation of each NEO’s current scope of responsibility and contribution to Dolby’s success, including a review of his or her achievement of strategic business objectives;

•	An assessment of each NEO’s potential to make future contributions to Dolby, including a review of his or her skills, experience, and past performance;

•	A review of retention considerations, including the current and potential value of unvested equity awards held by each NEO;

•	A review of internal pay equity, including an analysis of how a NEO’s target total direct compensation compares to other executive officers;

•	A review of the Market Comparables;

•	The recommendation of our CEO with respect to his direct reports; and

•

With respect to our CEO, an assessment of his performance that includes feedback from our Chair of the Board, the Chair of the Compensation Committee, other members of our Board, and our CEO’s direct reports.

Our CEO applied a similar list of factors when formulating compensation recommendations for his direct reports (he did not participate in recommending or setting his own compensation). The Committee members and our CEO may have weighed these factors differently depending on the compensation element.

Base Salary

The Committee makes base salary adjustments, if any, on a calendar year (as opposed to a fiscal year) basis. Consequently, the fiscal 2023 base salary information reported in the Summary Compensation Table reflects a blend of calendar 2022 and calendar 2023 base salaries.

In November 2022, following its review of our executive compensation program objectives for fiscal 2023, the Committee assessed the base salaries of our NEOs in light of the factors described in “—Committee Considerations” above. As a result of this assessment, for calendar 2023, the Committee approved base salary increases of approximately 3% for each of our NEOs. These base salary increases were consistent with the merit-based increases for our general U.S. workforce, which members of our People & Places Department established based on competitive market data for technology companies.

The annualized base salaries of our NEOs for calendar 2023 and 2022 are set forth below:

NEO	Calendar 2023 Base Salary	Calendar 2022 Base Salary	Change
Kevin Yeaman	$935,000	$910,000	2.7%
Robert Park	$489,000	$475,000	2.9%
Andy Sherman	$562,000	$546,000	2.9%
John Couling	$558,000	$542,000	3.0%
Todd Pendleton	$546,000	$530,000	3.0%

Annual Incentive Compensation – 2023 Executive Bonus Plan

Our annual incentive compensation plan consists of performance-based compensation, which is paid in cash. Payouts under the plan are contingent on Dolby’s financial performance so that our NEOs are rewarded based on the achievement of financial objectives.

Fiscal 2023 Executive Bonus Plan – Structure

The purpose of our 2023 Executive Bonus Plan was to motivate our NEOs to achieve pre-established financial goals and to maintain a high level of team and individual performance. Funding for the 2023 Executive Bonus Plan was determined based on surpassing a gating level of non-GAAP operating income and achievement of a revenue goal set by the Committee for fiscal 2023. We calculated the potential payouts under the 2023 Executive Bonus Plan for our NEOs using the following formula, the terms of which are described further below:

Annual Incentive Compensation Targets

For fiscal 2023, the Committee maintained the NEOs’ annual incentive compensation targets (stated as a percentage of base salary for calendar 2023) at the same levels that were used for our fiscal 2022 annual incentive compensation plan.

NEO	Target Percentage of Calendar 2023 Base Salary	Fiscal 2023 Annual Incentive Compensation Target
Kevin Yeaman	100%	$935,000
Robert Park	65%	$317,850
Andy Sherman	65%	$365,300
John Couling	65%	$362,700
Todd Pendleton	65%	$354,900

A NEO may receive an actual award payout that is larger or smaller than his annual incentive compensation target, or may receive no award payout at all, depending on the extent to which the applicable corporate performance goals were met and subject to any discretionary adjustments based on individual performance or other factors determined by the Committee as described further below.

Multiplier — Revenue and Non-GAAP Operating Income Goals

In November 2022, the Committee approved a sliding scale corporate financial performance formula for determining payout levels for the 2023 Executive Bonus Plan based on our achievement of a combination of revenue and non-GAAP operating income goals. The revenue and non-GAAP operating income goals underlying the multiplier were consistent with our fiscal 2023 financial performance objectives and operating plan. In approving these targets for fiscal 2023, the Committee set goals aimed at motivating our NEOs to achieve strong financial, team, and individual performance.

Our 2023 Executive Bonus Plan was based on revenue and profitability measures because the Committee believed that solid performance in these areas would contribute to long-term stockholder value creation. No payouts would be made under the 2023 Executive Bonus Plan unless we achieved both a non-GAAP operating income “gate” and threshold revenue as set forth in the table below, which represented 75% and 90% of the non-GAAP operating income and revenue target objectives under our fiscal 2023 operating plan, respectively. The maximum multiplier was 150%.

*	See discussion below regarding the use of non-GAAP financial measures and adjustments to results for purposes of determining payouts under the 2023 Executive Bonus Plan.

For purposes of the 2023 Executive Bonus Plan, “non-GAAP operating income” excluded from GAAP operating income expenses related to stock based compensation, the amortization of intangibles from business combinations, and restructuring charges. In addition, the 2023 Executive Bonus Plan provides that at the discretion of the Committee, the financial impact of M&A transactions will be excluded for purposes of assessing achievement of the revenue and non-GAAP operating income goals under the 2023 Executive Bonus Plan. Accordingly, the Committee excluded from our revenue and non-GAAP operating income results the impact of an acquisition that closed in fiscal 2023. Absent such exclusions, the 2023 Executive Bonus Plan would have funded at a higher level than it did with these exclusions. We achieved non-GAAP operating income, as so adjusted, of $378.4 million which satisfied the “gate” requirement of $292.5 million. We also achieved non-GAAP revenue of $1,280.7 million against a threshold requirement of $1,156.5 million and a target of $1,285.0 million, resulting in a multiplier of 98%. A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

Potential Adjustments for Individual Performance and 2023 Executive Bonus Plan Payouts

For fiscal 2023, our CEO received 98% of his annual incentive compensation target, based on a multiplier of 98%. The Committee had the discretion to adjust the calculated award payout amount for our CEO under the 2023 Executive Bonus Plan to take into account additional factors that the Committee deemed relevant to the assessment of individual or corporate performance. In November 2023, the Committee, based on its evaluation of our CEO’s performance and his contributions during the fiscal year, determined not to make any such adjustment.

For each of our other NEOs, our CEO had the discretion under the 2023 Executive Bonus Plan to recommend, subject to the limitations set forth in the 2023 Executive Bonus Plan, increases or decreases of up to 25% of each such NEO’s calculated award payout amount for the entire fiscal year based on team and individual performance. Approval of any such adjustments, however, is up to the Committee. In November 2023, the Committee, after consultation with our CEO, determined not to make any adjustments to the calculated award payout amounts of our NEOs, resulting in payments at 98% of their annual incentive compensation targets, based on a multiplier of 98% for fiscal 2023. All final determinations were made by the Committee alone.

Accordingly, the Committee awarded the following annual incentive compensation payouts to our NEOs under the 2023 Executive Bonus Plan:

NEO	Annual Incentive Compensation Target	Approved Award Payout	Award Payout as Percentage of Annual Incentive Compensation Target
Kevin Yeaman	$935,000	$916,300	98%
Robert Park	$317,850	$311,493	98%
Andy Sherman	$365,300	$357,994	98%
John Couling	$362,700	$355,446	98%
Todd Pendleton	$354,900	$347,802	98%

Long-Term Incentive Compensation

The objectives of our long-term incentive compensation program are to: encourage our NEOs to focus on our long-term strategic objectives; further align the interests of our NEOs and our stockholders; provide compensation that is market competitive; recruit, motivate, and retain top talent; and make efficient use of compensation resources. The Committee periodically reviews the design of our long-term incentive compensation program in furtherance of these objectives.

Equity Mix of Awards

We use a “portfolio” approach that mixes different types of equity awards for the long-term incentive compensation granted to our NEOs, consisting in fiscal 2023 of a combination of performance stock unit awards, stock options, and restricted stock unit awards. The graph below illustrates how the Committee allocated the long-term incentive compensation granted to our NEOs among these equity vehicles in fiscal 2023, based on the aggregate grant date fair value of the awards granted to our NEOs.

In determining the mix of equity for our executives, the Committee considered the following:

Stock Options. This vehicle directly ties a sizable portion of our NEOs’ target total direct compensation opportunities to increases in the market price of our Class A Common Stock and presents an effective incentive for them to make long-term decisions that sustain stock price growth and to maximize performance over the term of the award, which is generally a maximum of ten years. Because stock options provide real economic value only if the price of the underlying stock increases, our NEOs realize no economic benefit from their outstanding stock options if our stock price declines or stays flat.

Restricted Stock Unit Awards. This vehicle aligns the interests of our NEOs with those of our stockholders by rewarding them for increases in our stock price. Unlike stock options, however, restricted stock unit awards have real economic value when they vest even if the stock price declines or stays flat, thus delivering more predictable value to our NEOs and furthering our retention objectives over the vesting term of the awards. In addition, because of their “full value” nature, restricted stock unit awards deliver the desired grant date fair value using a lesser number of shares than we would otherwise use for stock option grants, enabling us to use our equity compensation resources more efficiently and manage the overall number of shares granted and potential resulting dilution.

Performance Stock Unit Awards. This vehicle ties a portion of our NEOs’ total direct compensation opportunities to the total stockholder return of Dolby’s Class A Common Stock relative to the total stockholder return of a comparator stock index. Specifically, the shares of our Class A Common Stock subject to outstanding performance stock unit awards may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period beginning on the date of grant, measured against the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions, as follows:

	3-Year Annualized TSR Dolby vs. ^MID	% of Target PSUs Vested*
	<-16.667%	0%
Threshold	-16.667%	50%
Target	0%	100%
Maximum	≥33.333%	200%

*	Linear scaling between performance levels.

If the total stockholder return of our Class A Common Stock lags significantly behind that of the S&P Midcap 400 Index over the term of the performance period, no shares will be earned under the performance stock unit awards and our NEOs will not realize any value from these awards.

The Committee believes that providing a portfolio of stock options, restricted stock unit awards, and performance stock unit awards supports the objectives of our long-term incentive compensation program by further aligning the interests of our NEOs and stockholders, balancing performance and retention considerations, and enabling us to use our equity compensation resources more efficiently.

Award Terms

Generally, we make an initial equity award to an executive officer when he or she joins us. Thereafter, our executive officers are considered for additional equity awards on an annual basis. The Committee determines the size of each executive officer’s equity award, if any, based on the factors described in “—Committee Considerations” above.

One of the objectives of our long-term incentive compensation program is to encourage executive officer retention by requiring that the awards be earned over a multi-year period. Accordingly, in fiscal 2023, we granted stock options and restricted stock unit awards that vest over a period of four years, as well as performance stock unit awards that are subject to a three-year performance period, as follows:

•

For stock options, a quarter of the total number of shares of our Class A Common Stock subject to each stock option vests on the first anniversary of the grant date and the balance of the shares subject to the stock option vests in equal monthly installments over the next 36 months;

•	For restricted stock unit awards, a quarter of the total number of shares of our Class A Common Stock subject to each award vests on each of the first four anniversaries of the grant date; and

•

For performance stock unit awards, shares of our Class A Common Stock subject to each stock unit award will be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby relative to the S&P Midcap 400 Index (^MID) measured over a three-year performance period beginning on the date of grant and ending on the third anniversary thereof and subject to the continued service of the executive officer through such date. Settlement of the number of shares earned (if any) will occur following completion of the performance period, upon certification of achievement of the performance conditions by the Committee. From 0% to 200% of the target number of shares subject to the performance stock units award may be earned, depending on our achievement of these performance conditions.

In fiscal 2023, after considering the factors described in “—Committee Considerations” above, the Committee approved the following stock options, restricted stock unit awards, and performance stock unit awards for our NEOs listed in the table below.

NEOs	Grant Date	Shares Subject to Time-Based Stock Options	Per Share Exercise Price	Grant Date Fair Value of Time- Based Stock Options	Shares Subject to Restricted Stock Unit Awards	Grant Date Fair Value of Restricted Stock Unit Awards	Shares Subject to Performance Stock Unit Awards (at Target)	Grant Date Fair Value of Performance Stock Unit Awards (at Target)
Kevin Yeaman	12/15/2022	98,200	$71.07	$1,880,530	54,546	$3,727,128	27,273	$2,015,747
Robert Park	12/15/2022	31,677	$71.07	$606,615	17,595	$1,202,266	8,797	$650,186
Andy Sherman	12/15/2022	32,944	$71.07	$630,878	18,299	$1,250,371	9,149	$676,203
John Couling	12/15/2022	38,013	$71.07	$727,949	21,114	$1,442,720	10,557	$780,268
Todd Pendleton	12/15/2022	29,143	$71.07	$558,088	16,188	$1,106,126	8,094	$598,228

All stock options were granted with a per-share exercise price equal to the fair market value of our Class A Common Stock on the grant date.

Equity-Based Award Grant and Vesting Policy

The Committee has adopted an Equity-Based Award Grant and Vesting Policy (the “Equity Policy”), which applies to all equity awards granted to any of our employees, including our NEOs. The Equity Policy provides that:

•

New hire, promotion, and retention equity awards may only be granted once per month on the 15th day of the month. If the 15th day of the month falls on a weekend or holiday, awards will be granted on the first business day immediately following the 15th day of the month.

•

Ongoing equity awards (i.e., other than new hire, promotion, and retention awards) may only be granted on December 15th. If December 15th falls on a weekend or holiday, awards will be granted on the first business day immediately following December 15th.

•

If a pricing term is applicable to a particular equity award (e.g., the exercise price for a stock option), the pricing term will be established by reference to the fair market value of our Class A Common Stock on the award date as determined in accordance with the applicable equity plan provisions.

•

Equity award approvals by meeting and by unanimous written consent may precede the award date so long as the approval is effective as of the respective award date. Approvals of equity-based awards may never occur after the award date.

•

If the Committee adopts an executive annual incentive compensation plan that permits the Committee to grant restricted stock unit awards in lieu of cash, the timing of any such restricted stock unit award grants will be determined by the Committee at the time it adopts the applicable executive annual incentive compensation plan. When determining the timing of such awards, the Committee will consider the principles embodied in the Equity Policy.

Insider Trading Policies and Procedures (Including Hedging and Pledging)

We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Dolby securities that are applicable to Dolby, all of our directors, officers, and employees, all contractors of the company and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Our insider trading policy prohibits, among other things, short sales, hedging or similar transactions designed to decrease the risks associated with holding Dolby securities, and transactions involving derivative securities relating to Dolby securities. Our insider trading policy also generally prohibits pledging of Dolby securities.

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our NEOs, based on our belief that stock ownership further aligns the interests of our executive officers with those of our stockholders. These guidelines provide that:

•

Our CEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of five times his annual base salary (subject to a “floor” to account for potential significant decreases in stock price, consisting of a fixed number of shares having a value equal to five times his base salary on the date of adoption of the guidelines (September 22, 2015)); and

•

Each other executive officer who reports to our CEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of two times his or her annual base salary (subject to a similar floor described above, consisting of a fixed number of shares having a value equal to two times his or her base salary on the date of adoption of the guidelines (September 22, 2015); or with respect to executive officers who became CEO direct reports after such date, a value equal to two times his or her base salary on the date he or she became a CEO direct report).

Compliance is measured as of the last day of each fiscal year, and our executive officers are expected to achieve the applicable level of ownership by the fifth anniversary of the adoption date of the guidelines (or with respect to future executive officers, within five years of becoming an executive officer). As of the end of fiscal 2023, all of our NEOs were in compliance with our executive stock ownership guidelines.

Policy on Recoupment of Incentive Compensation (“Clawback”)

In July 2016, our Board adopted a policy on the recoupment of incentive compensation (the “Previous Policy”), which it amended and restated in August 2023 (as amended, the “Clawback Policy”) to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by NYSE listing standards and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”). The Clawback Policy covers cash or equity-based compensation that is granted, earned, or vested based wholly or in part upon the attainment of a company financial reporting measure (including stock price or total stockholder return). Recovery under the Clawback Policy applies to incentive compensation subject to the policy that is received (i) on or after October 2, 2023, (ii) by a person after such individual became an executive officer and (iii) during the three completed fiscal years immediately preceding the date on which we are required to prepare the Accounting Restatement. In addition, recoupment is only required where the executive officer would have received a lower payment based upon the restated financial results.

Incentive compensation received prior to October 2, 2023 may be subject to recoupment under the Previous Policy. The Previous Policy allows us to recoup certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event they are involved in fraud or misconduct that results in the need for the company to prepare a material financial restatement. The Previous Policy covers cash or equity-based compensation based on the attainment of company financial reporting measures (excluding stock price or total stockholder return). Recovery under the Previous Policy applies to incentive compensation subject to the policy that is paid, awarded or granted during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. In addition, no recoupment under the Previous Policy can be made unless the executive officer would have received a lower payment based upon the restated financial results.

Generally Available Benefits

In fiscal 2023, our NEOs were eligible to participate in our Employee Stock Purchase Plan and the health and welfare programs that are generally available to our other full-time employees, including medical, dental and vision plans; flexible spending accounts for healthcare and dependent care; life, accidental death and dismemberment, and disability insurance; and paid time off.

We also maintain a tax-qualified Section 401(k) Plan, which is broadly available to our U.S. general employee population. Under the Section 401(k) Plan, U.S. employees are eligible to receive matching contributions and profit-sharing contributions from Dolby, which together were capped at a maximum of up to $34,890 per participating employee in calendar 2023.

Severance and Change in Control Arrangements

General

Our employee stock plans contain “double-trigger” vesting acceleration provisions for outstanding and unvested equity awards that may be triggered by a termination of employment by Dolby without “cause” or an employee resignation with “good reason” within 12 months following a change in control of Dolby. The vesting of outstanding and unvested equity awards also accelerates if an equity award is not assumed by the successor entity in connection with such a change in control. These vesting acceleration provisions are intended to secure the continued dedication of our employees, including our executive officers, notwithstanding the possibility or occurrence of a change in control of Dolby.

We do not provide “golden parachute” excise tax gross-ups for our executive officers.

Severance Arrangement with Mr. Yeaman

We have entered into a severance arrangement with our CEO as described under the section entitled “Executive Compensation Tables and Related Matters—Potential Payments upon Termination or Change in Control.” We negotiated this arrangement to induce him to resign from his former position and accept the position of CEO in fiscal 2009. This arrangement is intended to provide him with certain payments and benefits in the event of an involuntary termination of his employment without cause or his resignation for good reason, including following a change in control of Dolby.

No Other Severance or Change in Control Arrangements

Apart from the arrangement with Mr. Yeaman and the “double-trigger” vesting acceleration provisions in our 2020 Stock Plan as described above, none of our executive officers has any severance, change in control, or similar agreements or arrangements with Dolby.

Perquisites and Other Personal Benefits

We provide our NEOs with only limited perquisites or other personal benefits that are both customary in the industry in which we operate and are in furtherance of accomplishing our business objectives. For example, given our role in the entertainment industry, our NEOs may be asked to attend industry events, including film festivals, film premieres, award shows, or other similar events, where the attendance of a spouse or significant other may be expected or customary. In those cases, we may pay for or reimburse the business travel and dining expenses of a NEO’s spouse or significant other (not to exceed $8,000 per NEO in any single fiscal year). We believe that payment or reimbursement of these expenses serves a legitimate business purpose in, among other things, advancing our brand and business relationships within the entertainment industry.

Employment Agreement with Mr. Yeaman

In connection with the appointment of Mr. Yeaman as our President and CEO in fiscal 2009, we entered into an employment agreement with him, which provides that, among other things, his target annual incentive compensation will be at least equal to a specified minimum percentage of his annual base salary. The agreement also provides Mr. Yeaman with certain payments and benefits in the event of his termination of employment under specified circumstances, including following a change in control of Dolby. For a summary of the material terms and conditions of these provisions, see “Executive Compensation Tables and Related Matters—Potential Payments upon Termination or Change in Control.”

Accounting and Tax Considerations

The Committee generally takes into consideration the accounting and tax treatment of each element of compensation when establishing the compensation programs, practices, and packages for our executive officers.

Accounting for Stock-Based Compensation

We examine the accounting cost associated with equity compensation in light of the requirements under ASC Topic 718. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance stock unit awards, based on the grant date “fair value” of the awards. This calculation is performed for accounting purposes, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements (net of estimated forfeitures, which are determined based on historical experience) over the period that a recipient is required to render service in exchange for the award.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Under Section 162(m), the affected executive officers are our CEO, CFO, next three most highly compensated executive officers, and certain of our other current and former executive officers who have been subject to the Section 162(m) deduction limit while at Dolby.

The Committee generally has considered the deductibility of executive compensation in structuring our executive compensation program but, in light of Section 162(m), expects to pay non-deductible compensation to one or more executive officers in furtherance of the goals and purposes of our executive compensation program as the Committee determines appropriate from time to time.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dolby specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Avadis Tevanian, Jr., Chair

Micheline Chau

Tony Prophet

Anjali Sud

EXECUTIVE COMPENSATION TABLES AND RELATED MATTERS

Fiscal 2023 Summary Compensation Table

The Summary Compensation Table and accompanying footnotes below describe the “total compensation” of our NEOs for the past three fiscal years (or such less period that they have been a NEO), calculated in accordance with SEC rules. The total compensation presented below does not reflect the actual compensation received by, or the target compensation of, our NEOs in each fiscal year. The actual value realized by our NEOs in fiscal 2023 from their long-term incentive compensation awards is presented in the Option Exercises and Stock Vested at 2023 Fiscal Year-End table below.

The individual elements of the total compensation amount reported in the Summary Compensation Table are as follows:

Base Salary. For each of fiscal 2021 and fiscal 2023, the amounts reported represent 52 weeks of base salary. For fiscal 2022, the amounts reported represent 53 weeks of base salary. Base salary adjustments are set on a calendar year (as opposed to a fiscal year) basis. Consequently, the amounts reported in the Summary Compensation Table represent a blend of calendar year base salaries.

Bonus. The figure reported for Mr. Park in fiscal 2022 reflects a sign-on bonus that he received in connection with his offer of employment.

Stock Awards and Option Awards. Stock Awards consist of restricted stock unit and performance stock unit awards, and Option Awards consist of stock options, as indicated. Amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of the equity awards computed in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 9 to our consolidated financial statements in our 2023 Annual Report on Form 10-K for more information about the assumptions used to calculate the grant date fair value of such awards.

Non-Equity Incentive Plan Compensation. The amount of Non-Equity Incentive Plan Compensation consists of the Executive Bonus Plan awards earned for the fiscal year. Such awards are based on our financial performance during the specified fiscal year and are paid in the following fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Kevin Yeaman	2023	928,750	—	5,742,876	1,880,530	916,300	35,745	(3)	9,504,201
President and Chief Executive Officer	2022	919,154	—	6,149,772	1,968,436	336,700	33,155	(3)	9,407,217
	2021	872,100	—	5,842,577	1,872,243	1,010,850	31,348	(3)	9,629,118

Robert Park	2023	485,500	—	1,852,453	606,615	311,493	35,745	(4)	3,291,806
Senior Vice President and Chief Financial Officer	2022	458,558	400,000	2,931,251	1,039,125	108,079	11,649	(4)	4,948,662

Andy Sherman	2023	558,000	—	1,926,573	630,878	357,994	35,745	(5)	3,509,190
Executive Vice President, General Counsel and Corporate Secretary	2022	552,192	—	2,063,126	660,383	131,313	33,155	(5)	3,440,169
	2021	526,019	—	1,948,770	624,503	396,175	31,848	(5)	3,527,315

John Couling	2023	554,000	—	2,222,987	727,949	355,446	35,745	(6)	3,896,127
Senior Vice President, Entertainment	2022	541,654	—	2,380,494	761,975	130,351	33,155	(6)	3,847,629

Todd Pendleton	2023	542,000	—	1,704,354	558,088	347,802	35,995	(7)	3,188,239
Senior Vice President, Chief Marketing Officer	2022	536,154	—	1,825,080	584,172	127,465	33,155	(7)	3,106,026
	2021	511,019	—	1,738,307	557,051	384,963	33,782	(7)	3,225,122

(1)

The grant date fair value of restricted stock unit awards represents their intrinsic values on the date of grant, calculated for each restricted stock unit award by multiplying the number of shares of our Class A Common Stock subject to such award by the grant date fair value on the date of grant. The Stock Awards amount also includes the grant date fair value of performance stock unit awards, which was determined using a Monte Carlo simulation to determine the probability of achieving the underlying performance conditions. For fiscal

2023, the grant date fair value of these performance stock units awards at target performance is reported as follows for Messrs. Yeaman, Park, Sherman, Couling, and Pendleton, respectively: $2,015,747, $650,186, $676,203, $780,268, and $598,228. For fiscal 2022, the grant date fair value of these performance stock units awards at target performance is reported as follows for Messrs. Yeaman, Sherman, Couling, and Pendleton, respectively: $2,223,052, $745,768, $860,494, and $659,749. For fiscal 2021, the grant date fair value of these performance stock units awards at target performance is reported as follows for Messrs. Yeaman, Sherman, and Pendleton, respectively: $2,012,106, $671,141, and $598,628. For fiscal 2023, the grant date fair value of these performance stock units awards at maximum performance is reported as follows for Messrs. Yeaman, Park, Sherman, Couling, and Pendleton, respectively: $4,031,495, $1,300,373, $1,352,405, $1,560,536, and $1,196,455. For fiscal 2022, the grant date fair value of these performance stock units awards at maximum performance is reported as follows for Messrs. Yeaman, Sherman, Couling, and Pendleton, respectively: $4,446,105, $1,491,536, $1,720,988, and $1,319,498. For fiscal 2021, the grant date fair value of these performance stock units awards at maximum performance is reported as follows for Messrs. Yeaman, Sherman, and Pendleton, respectively: $4,024,211, $1,342,282, and $1,197,257. See Note 9 to our consolidated financial statements in our 2023 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of such awards.
(2)

The grant date fair value of stock options was determined using the Black-Scholes option pricing model. See Note 9 to our consolidated financial statements in our 2023 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of such awards.

(3)

In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2022, comprised of $32,300 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2021, comprised of $30,560 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $788 in life insurance premiums.

(4)

In fiscal 2023, comprised of $34,890 in employer matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2022, comprised of $10,794 in employer matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

(5)

In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2022, comprised of $32,300 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2021, comprised of $30,560 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $788 in life insurance premiums, and a $500 bonus to Mr. Sherman to commemorate his 10-year anniversary.

(6)

In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2022, comprised of $32,300 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

(7)

In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums, and a $250 bonus to Mr. Pendleton to commemorate his 5-year anniversary. In fiscal 2022, comprised of $32,300 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums. In fiscal 2021, comprised of $30,560 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $788 in life insurance premiums, and a tax gross-up payment of $2,434 in connection with the reimbursement of the business travel and dining expenses of Mr. Pendleton’s spouse at an industry event, per the reimbursement policy described in “Compensation Discussion and Analysis—Perquisites and Other Personal Benefits.”

Grants of Plan-Based Awards in Fiscal 2023 Table

During fiscal 2023, we granted the following plan-based awards to our NEOs:

1.	Annual incentive compensation awards under the 2023 Executive Bonus Plan,

2.	performance stock unit awards,

3.	restricted stock unit awards, and

4.	stock options.

Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Subject to Options(4) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Yeaman	n/a	11/16/2022	467,500	935,000	1,402,500	—	—	—	—	—		—	—
	12/15/2022	11/16/2022	—	—	—	—	—	—	—	98,200	(6)	71.07	1,880,530
	12/15/2022	11/16/2022	—	—	—	13,636	27,273	54,546	—	—		—	2,015,747
	12/15/2022	11/16/2022	—	—	—	—	—	—	54,546	—		—	3,727,128

Robert Park	n/a	11/16/2022	158,925	317,850	476,775	—	—	—	—	—		—	—
	12/15/2022	11/16/2022	—	—	—	—	—	—	—	31,677		71.07	606,615
	12/15/2022	11/16/2022	—	—	—	4,398	8,797	17,594	—	—		—	650,186
	12/15/2022	11/16/2022	—	—	—	—	—	—	17,595	—		—	1,202,266

Andy Sherman	n/a	11/16/2022	182,650	365,300	547,950	—	—	—	—	—		—	—
	12/15/2022	11/16/2022	—	—	—	—	—	—	—	32,944		71.07	630,878
	12/15/2022	11/16/2022	—	—	—	4,574	9,149	18,298	—	—		—	676,203
	12/15/2022	11/16/2022	—	—	—	—	—	—	18,299	—		—	1,250,371

John Couling	n/a	11/16/2022	181,350	362,700	544,050	—	—	—	—	—		—	—
	12/15/2022	11/16/2022	—	—	—	—	—	—	—	38,013		71.07	727,949
	12/15/2022	11/16/2022	—	—	—	5,278	10,557	21,114	—	—		—	780,268
	12/15/2022	11/16/2022	—	—	—	—	—	—	21,114	—		—	1,442,720

Todd Pendleton	n/a	11/16/2022	177,450	354,900	532,350	—	—	—	—	—		—	—
	12/15/2022	11/16/2022	—	—	—	—	—	—	—	29,143		71.07	558,088
	12/15/2022	11/16/2022	—	—	—	4,047	8,094	16,188	—	—		—	598,228
	12/15/2022	11/16/2022	—	—	—	—	—	—	16,188	—		—	1,106,126

(1)

Reflects threshold, target and maximum bonus amounts for fiscal 2023 performance under the 2023 Executive Bonus Plan, as described in “Compensation Discussion and Analysis—Fiscal 2023 Compensation Determinations—Annual Incentive Compensation.” The actual bonus payouts were determined by the Compensation Committee in November 2023 and are reported in the Non-Equity Incentive Plan Compensation column of the Fiscal 2023 Summary Compensation Table.

(2)

Reflects threshold, target and maximum amounts of shares that may be earned under performance stock unit awards granted in fiscal 2023 under the 2020 Stock Plan. Shares of our Class A Common Stock subject to performance stock unit awards may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period, measured against a comparator index, the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions. Vesting of earned shares (if any) will occur following completion of the performance period, upon certification of achievement of the performance conditions by the Compensation Committee, and subject to continued service through the date of such certification. See “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements” for a further description of certain terms relating to these awards.

(3)

Reflects awards of restricted stock units granted under the 2020 Stock Plan. A quarter of the total number of shares of our Class A Common Stock subject to each restricted stock unit award vests on each of the first four anniversaries of the grant date, subject to continued service through such vesting dates. See “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements” for a further description of certain terms relating to these awards.

(4)

Reflects stock options granted under the 2020 Stock Plan, which were granted with a ten-year term and an exercise price equal to the closing price of our Class A Common Stock on the date of grant. A quarter of the total number of shares issuable under each stock option vests on the first anniversary of the grant date and the balance of the shares subject to the stock option vests in equal monthly installments over the subsequent 36 months, subject to continued service through such vesting dates. See “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements” for a further description of certain terms relating to these awards.

(5)

The amounts reported do not reflect compensation actually realized by the NEO. All amounts reported reflect the grant date fair value of each equity award computed in accordance with ASC Topic 718, excluding estimated forfeitures. The grant date fair value of restricted stock unit awards represents their intrinsic values on the date of grant, calculated for each restricted stock unit award by multiplying the number of shares of our Class A Common Stock subject to such award by the grant date fair value on the date of grant. The grant date fair value of stock options was determined using the Black-Scholes option pricing model. The grant date fair value of performance stock unit awards was determined using a Monte Carlo simulation to determine the probability of achieving the underlying performance conditions and is reported at target. See Note 9 to our consolidated financial statements in our 2023 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of the awards referenced in this footnote 5.

(6)	Stock options are held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009.

Outstanding Equity Awards at 2023 Fiscal Year-End Table

The following table presents information concerning all outstanding equity awards held by each of our NEOs as of the end of fiscal 2023.

	Option Awards									Stock Awards
Name	Grant Date	Number of Securities Subject to Unexercised Options (#) Exercisable		Number of Securities Subject to Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Subject to Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options, Net of Exercise Price ($)(2)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Kevin Yeaman	12/15/2022	—		98,200	(a)	—	71.07	12/15/2032	804,258
	12/15/2021	39,832	(1)(a)	51,215	(a)	—	91.80	12/15/2031	—
	12/15/2020	62,972	(1)(a)	28,625	(a)	—	92.08	12/15/2030	—
	12/16/2019	181,101	(1)(a)	12,074	(a)	—	68.40	12/16/2029	2,097,881
	12/17/2018	164,000	(1)(a)	—		—	64.60	12/17/2028	2,404,240
	12/17/2018	61,500	(5)(a)	—		—	64.60	12/17/2025	901,590
	12/15/2017	180,000	(1)(a)	—		—	62.32	12/15/2027	3,049,200
	12/15/2017	86,400	(5)(a)	—		—	62.32	12/15/2024	1,463,616
	12/15/2016	194,399	(1)(a)	—		—	45.50	12/15/2026	6,562,910
	12/15/2014	72,486	(1)(a)	—		—	42.98	12/15/2024	2,629,792
										12/15/2022	54,546	4,323,316	—	—
										12/15/2022	—	—	54,546	4,323,316
										12/15/2021	32,991	2,614,867	—	—
										12/15/2021	—	—	43,986	3,486,330
										12/15/2020	21,395	1,695,768	—	—
										12/15/2020	—	—	21,394	1,695,688
										12/16/2019	10,625	842,138	—	—

Robert Park	12/15/2022	—		31,677		—	71.07	12/15/2032	259,435
	10/15/2021	23,903	(1)	25,983		—	89.77	10/15/2031	—
										12/15/2022	17,595	1,394,580	—	—
										12/15/2022	—	—	17,594	1,394,500
										10/15/2021	25,143	1,992,834	—	—

Andy Sherman	12/15/2022	—		32,944		—	71.07	12/15/2032	269,811
	12/15/2021	13,363	(1)	17,182		—	91.80	12/15/2031	—
	12/15/2020	21,005	(1)	9,548		—	92.08	12/15/2030	—
	12/16/2019	56,250	(1)	3,750		—	68.40	12/16/2029	651,600
	12/17/2018	52,000	(1)	—		—	64.60	12/17/2028	762,320
	12/17/2018	19,500	(5)	—		—	64.60	12/17/2025	285,870
		12/15/2017		56,000	(1)	—	—	62.32	12/15/2027	948,640
		12/15/2017		1,998	(5)	—	—	62.32	12/15/2024	33,846
										12/15/2022	18,299	1,450,379	—	—
										12/15/2022	—	—	18,298	1,450,299
										12/15/2021	11,068	877,250	—	—
										12/15/2021	—	—	14,756	1,169,561
										12/15/2020	7,136	565,599	—	—
										12/15/2020	—	—	7,136	565,599
										12/15/2019	3,300	261,558	—	—

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Subject to Unexercised Options (#) Exercisable		Number of Securities Subject to Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Subject to Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options, Net of Exercise Price ($)(2)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)

John Couling	12/15/2022	—		38,013	—	71.07	12/15/2032	311,326
	12/15/2021	15,419	(1)	19,825	—	91.80	12/15/2031	—
	12/15/2020	19,870	(1)	9,033	—	92.08	12/15/2030	—
	12/16/2019	51,140	(1)	3,410	—	68.40	12/16/2029	592,413
	12/17/2018	40,000	(1)	—	—	64.60	12/17/2028	586,400
	12/17/2018	15,000	(5)	—	—	64.60	12/17/2025	219,900
	12/15/2017	44,000	(1)	—	—	62.32	12/15/2027	745,360
	12/15/2017	21,120	(5)	—	—	62.32	12/15/2024	357,773
	12/15/2016	46,000	(1)	—	—	45.50	12/15/2026	1,552,960
	12/15/2015	40,000	(1)	—	—	33.15	12/15/2025	1,844,400
	12/15/2014	62,440	(1)	—	—	42.98	12/15/2024	2,265,323
									12/15/2022	21,114	1,673,496	—	—
									12/15/2022	—	—	21,114	1,673,496
									12/15/2021	12,771	1,012,229	—	—
									12/15/2021	—	—	17,026	1,349,481
									12/15/2020	6,751	535,084	—	—
									12/15/2020	—	—	6,750	535,005
									12/16/2019	3,000	237,780	—	—

Todd Pendleton	12/15/2022	—		29,143	—	71.07	12/15/2032	238,681
	12/15/2021	11,821	(1)	15,199	—	91.80	12/15/2031	—
	12/15/2020	18,736	(1)	8,517	—	92.08	12/15/2030	—
	12/16/2019	880	(1)	2,643	—	68.40	12/16/2029	38,260
									12/15/2022	16,188	1,283,061	—	—
									12/15/2022	—	—	16,188	1,283,061
									12/15/2021	9,791	776,035	—	—
									12/15/2021	—	—	13,054	1,034,660
									12/15/2020	6,366	504,569	—	—
									12/15/2020	—	—	6,365	504,490
									12/16/2019	2,325	184,280	—	—

(1)

Stock options have a term of ten years and represent the right to purchase shares of our Class A Common Stock. A quarter of the total number of shares issuable under the stock option vests on the first anniversary of the grant date and the balance of the shares vests in equal monthly installments over the next 36 months, with vesting generally dependent on continued service to the company. Vesting of the stock options is subject to acceleration under the circumstances described under “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements.”

a.	Stock options are held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009.

(2)

The amounts reported in this column are based on (i) in the case of a stock option, the excess, if any, of the closing price of our Class A Common Stock on September 29, 2023 ($79.26 per share) over the per share exercise price of the stock option, multiplied by the number of shares (vested or unvested) subject to the stock option, (ii) in the case of a restricted stock unit award, the closing price of our Class A Common Stock on September 29, 2023 ($79.26 per share) multiplied by the number of unvested shares subject to the restricted stock unit award, and (iii) in the case of a performance stock unit award, the closing price of our Class A Common Stock on September 29, 2023 ($79.26 per share) multiplied by the number of shares subject to the performance stock unit award deemed to be earned assuming the performance level indicated in footnote 4.

(3)

A quarter of the total number of shares issuable under the restricted stock unit award vests on each of the first four anniversaries of the restricted stock unit award grant date, with vesting generally dependent on continued service to the company. Vesting of the restricted stock unit awards is subject to acceleration under the circumstances described under “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements.”

(4)

Share numbers are shown at target performance for performance stock unit awards granted in December 2020, and at maximum performance for performance stock unit awards granted in December 2021 and December 2022, respectively. The shares issuable under a performance stock unit award may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period beginning on the date of grant and ending on the third anniversary thereof, measured against a comparator index, the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions. Vesting of earned shares (if any) will occur following completion of the performance period, upon certification of achievement of the performance conditions by the Compensation Committee, with vesting generally dependent on continued service to the company through the date of such certification. Vesting of performance stock unit awards is subject to acceleration under the circumstances described under “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements.”

(5)

Represents shares subject to performance stock options that have been earned and vested, at 96% and 75% of target performance for performance stock options granted on December 15, 2017, and December 17, 2018, respectively. Performance stock options have a term of seven years and represent the right to purchase shares of our Class A Common Stock. The shares issuable under a performance stock option were earned contingent on our achievement of pre-established annualized relative total stockholder return levels for Dolby measured over a three-year performance period beginning on the date of grant and ending on the third anniversary thereof.

a.	Stock options are held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009.

Option Exercises and Stock Vested at 2023 Fiscal Year-End Table

The following table presents information concerning the aggregate number of shares of our Class A Common Stock for which stock options were exercised and which were acquired upon the vesting of restricted stock unit awards during fiscal 2023 by each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Earned on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin Yeaman	191,669	7,764,591	59,766	4,291,068
Robert Park	—	—	8,380	538,666
Andy Sherman	48,000	1,540,399	19,151	1,375,424
John Couling	141,303	5,778,795	17,989	1,293,828
Todd Pendleton	23,671	391,630	14,786	1,063,770

(1)

The value realized on the exercise of each stock option is equal to the difference between the market price of our Class A Common Stock on the date of exercise and the per share exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of each restricted stock unit award is based on the market price of our Class A Common Stock on the date of vesting multiplied by the number of shares vested.

Pension Benefits and Nonqualified Deferred Compensation

We did not sponsor any pension or other nonqualified deferred compensation plan for our NEOs during fiscal 2023.

Potential Payments upon Termination or Change in Control

Termination and Change in Control Arrangements

2020 Stock Plan

Our 2020 Stock Plan provides that in the event of a “change in control” of Dolby, the successor corporation may assume, substitute an equivalent award, or replace with a cash incentive program, each outstanding award granted under the plan. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards, such awards will become fully vested and exercisable immediately prior to the change in control unless otherwise determined by the plan administrator, and the administrator will provide notice to the award recipient that he or she has the right to exercise such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period.

In the event of assumption or substitution, awards granted to our employees (including our executive officers) and consultants are subject to a “double trigger” accelerated vesting schedule that provides for one year of additional vesting for each year of service the employee or consultant provided to us, if his or her employment is terminated by us or a successor to us without “cause” or if he or she resigns for “good reason,” provided that the termination or resignation occurs within the 12 months following a change in control of Dolby.

For purposes of the 2020 Stock Plan, “cause” means the termination by Dolby of a participant’s service based on such participant’s: (i) refusal or failure to act in accordance with any lawful company orders, (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability), (iii) the performance or failure to perform any act in bad faith and to the detriment of the company, (iv) dishonesty, intentional misconduct or material breach of any agreement with the company, or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

For purposes of the 2020 Stock Plan, “good reason” means the occurrence following a change in control of Dolby of any of the following events or conditions unless consented to by the participant: (a) certain reductions in the participant’s base salary; or (b) requiring the participant to be based at any place outside a 50-mile radius from the participant’s job location or residence prior to the change in control except for reasonably required business travel.

Performance Stock Unit Awards

The form of performance stock unit award agreement approved by the Compensation Committee provides that in the event of a change in control of Dolby, the performance period will be deemed to have ended on the closing date of such transaction, and the per share consideration for our Class A Common Stock in such transaction will be used (in lieu of the average closing price of our Class A Common Stock for the 30 trading days ending on the last trading day of the performance period) for purposes of determining the number of shares earned against achievement of the annualized relative total stockholder return performance conditions.

Further, if the successor corporation assumes, substitutes or replaces the performance stock unit award, any shares so earned will vest on a pro-rata basis based on the portion of the performance period elapsed since the grant date and any unvested earned shares will vest monthly thereafter through the remainder of the performance period (subject to any acceleration of vesting as provided in executive change in control agreements, as applicable), subject to continued service with Dolby or the successor corporation. If there is no assumption, substitution or replacement of the performance stock unit award, then, consistent with the treatment of equity awards described in “—2020 Stock Plan” above, any shares earned upon deemed achievement of the performance conditions will fully vest immediately prior to the merger or change in control transaction.

Consistent with the treatment of equity awards described in “—2020 Stock Plan,” performance stock unit awards are subject to an accelerated vesting schedule that provides for one year of additional vesting for each year of service the employee or consultant provided to us, if his or her employment is terminated by us or a successor to us without “cause” or if he or she resigns for “good reason,” provided that the termination or resignation occurs within the 12 months following a change in control of Dolby.

Employment Agreement with Mr. Yeaman

In connection with Mr. Yeaman’s appointment as our President and CEO, we entered into an employment agreement with him, which provides, among other things, that in the event of his termination of employment without “cause” or his resignation for “good reason” other than in connection with a change in control of Dolby (as such terms are defined in the employment agreement), and subject to his signing and not revoking a release of claims in favor of Dolby, Mr. Yeaman will receive:

•	a lump-sum payment equal to 150% of his annual base salary,

•	a lump-sum payment equal to a prorated amount of his annual incentive compensation target,

•	accelerated vesting of 50% of his outstanding and unvested equity awards, and

•	reimbursement for premiums paid for continued health benefits until the earlier of 18 months from the date of termination or when he becomes covered under similar plans.

In the event of his termination of employment without “cause” or his resignation for “good reason” in connection with a change in control of Dolby, and subject to his signing and not revoking a release of claims in favor of Dolby, Mr. Yeaman will receive:

•	a lump-sum payment equal to 200% of his annual base salary,

•	a lump-sum payment equal to 100% of his annual incentive compensation target for the year of termination,

•	accelerated vesting of 100% of his outstanding and unvested equity awards, and

•	reimbursement for premiums paid for continued health benefits until the earlier of 24 months from the date of termination or when he becomes covered under similar plans.

Mr. Yeaman’s annual base salary at the end of fiscal 2023 was $935,000.

Estimated Payments upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs. Payments and benefits are estimated assuming that the triggering event took place on the last day of fiscal 2023 (September 29, 2023), and the price per share of our Class A Common Stock was the closing price on the NYSE on that date ($79.26 per share).

These payments and benefits are in addition to benefits available generally to our salaried employees, such as distributions under Dolby’s 401(k) plan, medical benefits, disability benefits, and accrued vacation pay.

There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is different.

	Potential Payments Upon:

	Type of Benefit	Change in Control without Assumption of Outstanding Equity Awards ($)	Voluntary Termination Not for Good Reason or Termination for Cause ($)	Involuntary Termination Other Than for Cause		Voluntary Termination for Good Reason
Name				Prior to Change in Control ($)	Within 12 Months of Change in Control ($)	Prior to Change in Control ($)	Within 12 Months of Change in Control ($)
Kevin Yeaman	Cash Severance Payments	—	—	2,334,938	2,805,000	2,334,938	2,805,000
	Vesting Acceleration(1)	15,903,395	—	7,951,579	15,903,395	7,951,579	15,903,395
	Continued Coverage of Employee Benefits(2)	—	—	65,605	87,474	65,605	87,474
	Total Termination Benefits	15,903,395	—	10,352,122	18,795,869	10,352,122	18,795,869

Robert Park	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration(1)	4,428,590	—	—	1,468,472	—	1,468,472
	Total Termination Benefits	4,428,590	—	—	1,468,472	—	1,468,472

Andy Sherman	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration(1)	5,305,185	—	—	5,305,185	—	5,305,185
	Total Termination Benefits	5,305,185	—	—	5,305,185	—	5,305,185

John Couling	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration(1)	5,841,315	—	—	5,841,315	—	5,841,315
	Total Termination Benefits	5,841,315	—	—	5,841,315	—	5,841,315

Todd Pendleton	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration(1)	4,646,024	—	—	4,646,024	—	4,646,024
	Total Termination Benefits	4,646,024	—	—	4,646,024	—	4,646,024

(1)

The values reported in the table are based on (i) in the case of stock options, the excess of the closing price of our Class A Common Stock on September 29, 2023 ($79.26 per share, or the “FY23 Closing Price”) over the per share exercise price with respect to unvested shares, multiplied by the number of shares accelerated, (ii) in the case of restricted stock unit awards, the FY23 Closing Price multiplied by the number of shares accelerated, and (iii) in the case of performance stock unit awards, the FY23 Closing Price multiplied by the number of shares subject to acceleration that are deemed to be earned due to satisfaction of performance conditions.
(2)	Assumes continued coverage of health benefits at the same level of coverage provided for at the end of fiscal 2023.

Pay Ratio Disclosure

We are providing below the ratio of the annual total compensation of our CEO, Kevin Yeaman, to the median of the annual total compensation of all our employees (excluding our CEO). For fiscal 2023:

•	Mr. Yeaman’s annual total compensation, as reported in the Fiscal 2023 Summary Compensation Table included elsewhere in this Proxy Statement, was $9,504,201;

•	The annual total compensation of our median employee was $149,421; and

•	The ratio of Mr. Yeaman’s annual total compensation to the median of the annual total compensation of all our employees was 64 to 1.

To identify our median employee, we took the following steps:

•	We selected September 29, 2023 as the determination date for purposes of identifying our median employee.

•	We selected our median employee based on 2,356 full-time, part-time, and temporary workers who were employed as of the determination date.

•

We selected our median employee using a compensation measure that consists of cash compensation earned for fiscal 2023 (base salary, hourly wages, overtime pay, and quarterly and annual incentive compensation) and the grant date fair value of equity awards for fiscal 2023. We excluded for this purpose any one-time or special awards, such as “spot” or sign-on bonuses, new-hire or promotion/retention equity awards.

•

We did not rely on the data privacy, de minimis or acquired company exceptions allowed by SEC rules. We also did not annualize compensation for any employees that were only employed for part of fiscal 2023, nor did we use any cost-of-living adjustment.

•	We converted amounts paid to employees in foreign currencies to U.S. dollars using foreign exchange rates in effect in our employee data system as of September 29, 2023.

•	All employees except for our CEO were ranked from lowest to highest with the median determined from this list.

Once we identified our median employee, we determined that employee’s annual total compensation in the same manner that we calculate the total compensation of our CEO and other NEOs for purposes of the Fiscal 2023 Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the amount reported in the “Total” column for our CEO in the Fiscal 2023 Summary Compensation Table to determine the pay ratio.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table provides certain information about the compensation for our Principal Executive Officer (“PEO”) and other individuals constituting our NEOs (“Non-PEO NEOs”) for our fiscal years 2023, 2022 and 2021. The table also provides information about certain financial performance measures of the company for the same fiscal years. For more information on our executive compensation program and decisions for our 2023 fiscal year, including our pay-for-performance orientation and how the Compensation Committee aligns executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on: (4)
Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Company Total Shareholder Return (“TSR”) ($)	Peer Group TSR (5) ($)	Net Income (6) ($millions)	Company Selected Measure: Revenue (7) ($millions)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	9,504,201	13,698,921	3,471,341	4,718,848	126.43	144.14	201	1,300
2022	9,407,217	27,520	3,559,881	971,483	102.50	124.78	184	1,254
2021	9,629,118	23,634,184	3,427,478	7,471,656	143.65	150.45	310	1,281

(1)
Our PEO for each of the fiscal years shown in the table is Kevin Yeaman, our Chief Executive Officer. Amount reflects the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO for the corresponding fiscal year.

(2)
Amounts reflect the “compensation actually paid” (“CAP”) of our PEO, or the average of the CAP of our Non-PEO NEOs, for each fiscal year. CAP does not necessarily reflect amounts of compensation actually earned, realized, or received by our PEO or Non-PEO NEOs in each fiscal year. Rather, CAP is calculated starting with the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO or Non-PEO NEOs, as applicable, for each fiscal year (and averaged for our Non-PEO NEOs), as adjusted in accordance with the requirements of Item 402(v) of Regulation S-K. The following adjustments were made to the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO and the average of the amounts of compensation reported in the “Total” column of the Summary Compensation Table for our Non-PEO NEOs:

	Fiscal 2021		Fiscal 2022		Fiscal 2023
	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)
Summary Compensation Table Total	9,629,118	3,427,478	9,407,217	3,559,881	9,504,201	3,471,341

– grant date fair value of awards granted in fiscal year	(7,714,820)	(2,469,032)	(8,118,208)	(2,952,358)	(7,623,406)	(2,557,474)

+ fair value of outstanding and unvested awards at fiscal year-end that were granted in fiscal year	7,481,207	2,394,270	5,269,996	2,143,892	9,139,203	3,065,988

+/– change, from prior fiscal year-end, in fair value of awards granted in any prior fiscal year outstanding and unvested at fiscal year-end	7,006,852	2,116,349	(5,222,155)	(640,264)	1,935,106	566,566

+/– change, from prior fiscal year-end, in fair value at vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at end of or during fiscal year	7,231,826	2,002,591	(1,309,330)	(176,698)	743,817	172,427

– fair value at end of prior fiscal year of any awards granted in any prior fiscal year that failed to meet applicable vesting conditions during fiscal year	0	0	0	(962,970)	0	0

Compensation Actually Paid (a)	23,634,184	7,471,656	27,520	971,483	13,698,921	4,718,848

(a)
No awards granted in any of the fiscal years shown vested in the fiscal year of grant. The company has not paid dividends or other earnings on unvested awards for the fiscal years shown, and the company does not sponsor any pension arrangements for any of the PEO and Non-PEO NEOs for the fiscal years shown. Accordingly, no adjustments were made for these items.

(3)
Amount reflects the average of the amounts of compensation reported in the “Total” column of the Summary Compensation Table for our Non-PEO NEOs for the corresponding fiscal year. Our Non-PEO NEOs for each of the fiscal years shown in the Pay Versus Performance Table are:

2023:	Robert Park, Andy Sherman, John Couling, and Todd Pendleton
2022:	Lewis Chew, Robert Park, Andy Sherman, John Couling, and Shriram Revankar
2021:	Lewis Chew, Andy Sherman, Giles Baker, and Todd Pendleton

(4)
The total shareholder return, or TSR, of each of the company and the Peer Group is calculated by assuming that an investment of $100 is made in our Class A common stock and in the S&P MidCap 400 Index (^MID) (“S&P 400 Index”), respectively, starting from the market close on September 25, 2020, which is the last trading day before our fiscal year 2021, through and including the end of the fiscal year shown. Total shareholder return includes reinvestment of dividends into shares of common stock of the applicable company. Historical stock performance is not necessarily indicative of future stock performance. Disclosure of the TSRs is required by Item 402(v) of Regulation S-K and is not intended to forecast or be indicative of possible future performance of our Class A common stock or the S&P 400 Index.

(5)	The Peer Group is based on the S&P 400 Index as also identified in the Stock Price Performance Graph included in our Annual Report on Form 10-K for our fiscal year 2023.

(6)	Amount reflects the company’s net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).
(7)
The “Company Selected Measure” is the company’s revenue determined in accordance with GAAP. For a discussion of how revenue is used to link executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.

Relationship Between Compensation Actually Paid and Company Performance
As described in more detail in “Compensation Discussion and Analysis” above, our executive compensation program reflects a variable pay-for-performance orientation. We use several company performance measures to align executive compensation with company performance. The Compensation Committee generally seeks to incentivize long-term performance, and does not consider the SEC-mandated definition of Compensation Actually Paid in any fiscal year (as measured in accordance with Item 402(v) of Regulation S-K) in determining or evaluating executive compensation. Further, consistent with our focus on the long-term performance of the company, equity awards granted under the company’s executive compensation program typically vest over multiple years. Changes in our stock price can impact the fair values (as determined in accordance with Item 402(v) of Regulation S-K) of these equity awards over their multi-year vesting periods. Since determinations of CAP take into account these fair values, the company’s TSR among other factors may cause CAP amounts to vary significantly from year to year.
Relationship Between Compensation Actually Paid and Total Shareholder Return
The following graph shows the relationship between the CAP of our PEO and the average CAP of our Non-PEO NEOs, and the cumulative TSR for each of the company and the S&P 400 Index, over the three fiscal years as presented in the Pay Versus Performance Table above. The comparison of the TSRs is required by Item 402(v) of Regulation S-K and is not intended to forecast or be indicative of possible future performance of our Class A common stock or the S&P 400 Index. The company does not use absolute cumulative TSR as a company performance measure in its executive compensation program.

Relationship Between Compensation Actually Paid and Net Income
The following graph shows the relationship between the CAP of our PEO and the average CAP of
our Non-PEO NEOs, and the company’s GAAP net income over the three fiscal years as presented in the Pay Versus Performance Table above. The company does not use net income as a company performance measure in its executive compensation program.

Relationship Between Compensation Actually Paid and Revenue
The following graph shows the relationship between the CAP of our PEO and the average CAP of our Non-PEO NEOs, and the Company Selected Measure, which is the company’s GAAP revenue, over the three fiscal years as presented in the Pay Versus Performance Table above. For a discussion of how revenue is used to link executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.

Tabular List of Most Important Financial Performance Measures
The following tabular list reflects the financial performance measures that in our assessment represent the most important company financial performance measures used for fiscal year 2023 to link the compensation paid to our NEOs to our performance.
Most Important Financial Performance Measures

Revenue
Non-GAAP Operating Income
Relative TSR
For information regarding the most important financial measures under our executive compensation program and how the Compensation Committee uses financial performance measures to align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.

Compensation Program Risk Assessment

During fiscal 2023, members of our Internal Audit Department, with the assistance of our People & Places and Corporate Legal Departments, conducted a risk assessment of our compensation plans and arrangements and related risk management practices to evaluate whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Dolby. Management reviewed the risk assessment findings prior to submitting the report to the Compensation and Audit Committees.

The scope of the assessment included our annual incentive compensation plans, 2020 Stock Plan, and executive change in control arrangements. The scope of the assessment excluded compensation plans and arrangements that were not contingent on individual or company performance (e.g., base salary and health benefits), and thus should not encourage risk-taking activities. The assessment involved reviewing the design of our plan-based and non-plan-based compensation programs, including purpose, eligibility, structure, performance measures, limits, and measurement periods. The assessment considered how target level performance is determined (including thresholds), the frequency of payouts, the mix of base salary and incentive compensation (both annual and long-term) and the mix of short- and long-term compensation and management oversight.

In particular, our Internal Audit Department considered the following features of our compensation plans and policies when evaluating whether our plans, policies, and practices encourage our executive officers and employees to take unreasonable risks:

•

The combination of base salary and incentive compensation, including annual incentive compensation and long-term incentive compensation, reduces the significance of any one particular compensation element.

•

The mixed equity portfolio for our executive compensation (time-based stock options, restricted stock unit awards, and performance stock unit awards) creates a level of diversification to withstand market fluctuations, thereby decreasing incentives, potentially inherent in stock option holdings, to assume excessive or inappropriate risks.

•	Our customary four-year equity vesting schedule for time-based awards encourages long-term perspectives among award recipients.

•	Executive compensation is weighted more towards long-term incentive compensation with the intention to discourage short-term risk taking.

•	The Compensation Committee oversees the design of our annual incentive and long-term incentive compensation plans.

•	Our use of a combination of revenue and non-GAAP operating income as company performance measures provides balanced objectives emphasizing both revenue generation and expense management.

•

Annual incentive compensation payments are capped, and the Compensation Committee retains discretion to modify, reduce or to eliminate annual incentive compensation awards that would otherwise be payable based on actual financial performance.

•

Our policy on recoupment of incentive compensation (“clawback”) applicable to our executive officers, which was amended and restated in August 2023, provides for the recoupment of certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an Accounting Restatement (as defined in “Compensation Discussion and Analysis—Policy on Recoupment of Incentive Compensation (“Clawback”)” above).

•

Our system of internal control over financial reporting and whistle-blower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our annual and long-term incentive compensation plans.

Based on the foregoing, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Dolby.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and restricted stock unit awards and the shares of our Common Stock reserved for future issuance under our equity compensation plans as of September 29, 2023.

	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reported in column (a))
Plan Category		(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	Class A	7,609,786	(2)	$66.1253	(3)	15,356,560	(4)
	Class B	—		—		—
Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total	Class A	7,609,786	(2)	$66.1253	(3)	15,356,560	(4)
	Class B	—		—		—

(1)	Consists of the 2020 Stock Plan and the Employee Stock Purchase Plan.
(2)

Consists of 3,645,487 shares subject to outstanding stock options, 3,554,881 shares subject to outstanding restricted stock unit awards, and 409,418 shares subject to outstanding performance stock unit awards reflected at maximum performance, all granted under the 2020 Stock Plan.

(3)	Restricted stock unit and performance stock unit awards do not have an exercise price and therefore are not included in the calculation of the weighted average exercise price.
(4)	In addition to the number of shares available for issuance under the 2020 Stock Plan, the amount reported includes 1,662,946 shares available for purchase under the Employee Stock Purchase Plan.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A(a)(1) of the Securities Exchange Act of 1934 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with applicable SEC rules.

As described in the Compensation Discussion and Analysis contained in this Proxy Statement, our executive compensation program is designed to:

•	Provide a competitive compensation package that enables us to attract, motivate, and retain high-caliber talent;

•	Provide a total compensation package, aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term corporate objectives and strategies;

•	Reward both individual and collective contributions to Dolby’s success consistent with our “pay-for-performance” orientation; and

•	Emphasize long-term value creation and further align the interests of management and stockholders through the use of equity-based awards.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2023 Summary Compensation Table and the other related tables and disclosure.”

This vote is advisory and, therefore, not binding on us, the Compensation Committee or our Board. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary in response to those concerns.

At our 2019 Annual Meeting of Stockholders, stockholders indicated their support for holding an advisory “say-on-pay” vote on an annual basis, and we intend to do so until the next required advisory vote on the frequency of holding an advisory “say-on-pay” vote.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on this matter.

Our Board of Directors recommends a vote “FOR” the approval of the compensation of our NEOs, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 3

AMENDMENT OF BYLAWS ADVANCE NOTICE PROCEDURES AND

OTHER CONFORMING CHANGES

Stockholders are being asked to approve certain amendments to the Amended and Restated Bylaws of the company (“Bylaws”). The proposed amendments to Section 2.10 (Stockholder Action by Written Consent without a Meeting) would update the Bylaws to reflect certain changes to the Delaware General Corporation Law (the “DGCL”) and make certain other ministerial changes and clarifications. The proposed amendment to Section 10.4 (Amendment) would make a ministerial change to remove an inapplicable section reference. In addition, the proposed amendments to Section 2.14 (Advance Notice Procedures) would make certain changes to our advance notice procedures with respect to the proposal of business and nominations for director elections by stockholders to, among other things, (i) clarify and adjust the timing and process for submitting stockholder proposals and stockholder nominations, (ii) expand the scope of disclosures required to be included in the proposing stockholder’s notice with respect to the proposing stockholder and each proposed director nominee, (iii) require the proposing stockholder to update and supplement the information provided as of the record date(s) for the meeting of the company’s stockholders and as of the date that is 10 business days prior to such meeting of stockholders or any adjournment, rescheduling, postponement or other delay thereof, (iv) require submitting stockholders to hold shares of record through the date of the stockholder meeting and to attend the meeting in person or through a qualified representative, (v) give the Board discretion to request more information from nominating stockholders and director nominees, and (vi) reflect the SEC’s new universal proxy rules, including by requiring compliance with such rules in order for a nomination to be valid and requiring reasonable evidence of compliance with the rules.

This proposal is a result of the Board’s continuous effort to improve and enhance our corporate governance practices, policies and functioning, taking into account ongoing corporate governance trends and peer practices. The Board has determined that it is in the best interests of the company and its stockholders to amend our Bylaws to implement updates to the DGCL, make certain other ministerial changes, clarifications and conforming revisions, and update our advance notice procedures as discussed in this proposal. Accordingly, our Board has approved, and recommends that all stockholders approve, the proposed amendments to our Bylaws as provided in this proposal.

Proposed Amendments

Updates to conform to the current DGCL and ministerial changes, clarifications and conforming revisions. The amendments to Section 2.10 would update the Bylaws to reflect certain changes to the DGCL and make certain other ministerial changes and clarifications with respect to the provision governing stockholder actions by written consent without a meeting. The amendment to Section 10.4 would make a ministerial change to remove an inapplicable section reference from the provision governing amendments to our Bylaws.

Amendments to advance notice procedures. Currently, Section 2.14 of our Bylaws provides that a proposing stockholder must give written notice to the company’s secretary not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials for the preceding year’s annual meeting of the company’s stockholders. The proposing stockholder’s notice must also provide certain information about the proposing stockholder and each individual nominated by the proposing stockholder.

Section 2.14, as amended, would require the proposing stockholder to give written notice of stockholder business or director nominations to the company’s secretary not earlier than 8:00 a.m., Pacific Time, on the 120th day and not later than 5:00 p.m., Pacific Time, on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting of the company’s stockholders as first specified in the company’s notice of meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting of the current year is more than 30 days from the anniversary date of the prior year’s annual meeting, the proposing stockholder’s notice must be received not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. With regard to special meetings of the stockholders called by the Board for the election of directors, the proposed deadlines for advance notice of director nominations mirror the proposed deadlines set forth in the preceding sentence in relation to nominations at an annual meeting. Section 2.14, as amended, would also reflect other updates to the procedures for stockholders to nominate directors for election at special meetings, including to conform to the updated notice requirements applicable to annual meetings.

Section 2.14, as amended, would require that the proposing stockholder’s notice contain the following additional information:

•	a representation that the proposing stockholder will continue to be a holder of record through the date of the meeting;

•

certain information specified in Section 2.14, as amended, as well as the information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the proposing stockholder and any associated person;

•	information relating to any proposed item of business as the company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action; and

•

a representation as to whether the proposing stockholder or any associated person intends to solicit proxies from holders of at least the percentage of the voting power of the company’s then-outstanding voting stock required under applicable law to carry the proposal or elect the stockholder nominee (including, with respect to stockholder nominations, the information required pursuant to the new universal proxy rules set forth in Rule 14a-19 of the Exchange Act) and otherwise solicit proxies from stockholders in support of such proposal or nomination.

Section 2.14, as amended, would require that the proposing stockholder’s notice contain the following additional information about each proposed director nominee:

•	certain information about the nominee specified in Section 2.14, as amended;

•	a written representation and agreement with respect to certain disclosure items required for director nominees under the advance notice provisions set forth in Section 2.14, as amended; and

•	a written statement executed by the nominee consenting to, among other things, being named as a nominee and in the company’s form of proxy pursuant to Rule 14a-19 of the Exchange Act.

Section 2.14, as amended, would also explicitly require each stockholder nominee to complete, sign and submit the questionnaire(s) required of director nominees.

The foregoing summary is, in all respects, qualified by the text of the proposed amended Sections 2.10, 2.14 and 10.4 of our Bylaws, which are set forth in Appendix B.

Reasons for the Proposal

To make updates to conform to the current DGCL and make ministerial changes, clarifications and conforming revisions. The intent of the proposed changes to Section 2.10 is to clarify the applicable provisions to avoid any ambiguities or compliance pitfalls and to align our Bylaws provisions with the current DGCL and market practice. The intent of the proposed change to Section 10.4 is to make a ministerial change to remove an inapplicable section reference.

Amendments to advance notice procedures. Advance notice requirements provide companies with advance notice of a stockholder’s intention to nominate directors for election to a company’s board or to propose other business to be considered at a stockholder meeting. Currently, our advance notice requirements with respect to director nominees or other business are provided in Section 2.14 of our Bylaws. These requirements are intended to give the company, the Board and its stockholders sufficient time, and the necessary information, to make an informed judgment about how to respond, consider and ultimately to vote on such nominations or other business.

Our advance notice provisions in Section 2.14 of our Bylaws are designed to promote transparency and provide for an orderly stockholder meeting process. Our Board believes the proposed amendments to Section 2.14 of our Bylaws provide the Board and the company with the time and information necessary to thoughtfully and thoroughly consider director nominees and other business proposed by stockholders and to conform our advance notice requirements to current best practices, including with respect to the SEC’s “universal proxy” rules.

Board of Directors Approval

After careful consideration by the Nominating and Governance Committee and the Board as part of their regular review of our corporate governance documents, and after review of the governing documents of other similarly situated companies and consideration of current best practices and in response to the SEC’s recently adopted “universal proxy” rules and changes to the DGCL, our Board has determined that the updates to the timing requirements, the expanded scope of the disclosure requirements, and the other clarifications related to stockholder submissions of proposals of business and nominations for director elections set forth in the proposed amendments to Section 2.14 and the additional changes set forth in the proposed amendments to Sections 2.10 and 10.4 of our Bylaws are appropriate and in the best interests of the company and our stockholders. Our Board has approved and adopted such proposed amendments subject to receipt of the requisite approval by the company’s stockholders and has recommended such proposed amendments to the company’s stockholders for approval and adoption.

Vote Required

The amendments to Sections 2.10, 2.14 and 10.4 of our Bylaws in this Proposal 3 require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of our capital stock entitled to vote on Proposal 3 at the Annual Meeting in person or by proxy. These changes will not be effective unless requisite stockholder approval is obtained. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on amendments to our Bylaws unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter. Any abstentions or broker non-votes will have the same effect as a vote against the proposal.

Our Board of Directors recommends a vote “FOR” the amendment of Sections 2.10, 2.14 and 10.4 of the Bylaws.

PROPOSAL 4

AMENDMENT OF BYLAWS TO ADD FORUM SELECTION PROVISION

Stockholders are being asked to approve an amendment to our Bylaws to add a new provision which would designate the exclusive forums in which certain claims against the company may be brought.

Proposed Amendment

The amendment to our Bylaws would create a new Section 10.5 (Forum Selection) providing that (i) the federal district courts of the United States will be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act, against any person in connection with any offering of the company’s securities, including any auditor, underwriter, expert, control person or other defendant, unless the company consents to an alternative forum, and (ii) the Court of Chancery in the state of Delaware will be the sole and exclusive forum for certain actions involving the company unless the company consents to an alternative forum. Specifically, the Court of Chancery would be the sole and exclusive forum for (a) derivative actions or proceedings brought on behalf of the company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the company to the company or our stockholders; (c) any action arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as each may be amended from time to time); and (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). We believe that the forum selection amendment to our Bylaws will reduce the risk that we could become subject to duplicative litigation in multiple forums, as well as provide predictability in the procedures applied to such claims and promote more efficient handling of securities law claims.

The foregoing summary is, in all respects, qualified by the text of the proposed new Section 10.5 of our Bylaws, which is set forth in Appendix C.

Reasons for the Proposal

By designating the forums in which certain claims can be brought, we intend to promote the efficient resolution of such claims and reduce the likelihood of duplicative lawsuits being brought in multiple jurisdictions. Further, the ability of plaintiffs to litigate claims governed by Delaware law in courts other than the Court of Chancery of the State of Delaware (including state courts outside the State of Delaware) may mean that claims are brought in courts that may not apply Delaware law in the same manner as the Court of Chancery of the State of Delaware. Even if such other courts sought to apply Delaware law in a manner consistent with the Court of Chancery, the outcomes of those cases and cases brought in other forums could be inconsistent with each other and with the manner in which the Court of Chancery would decide such cases. In addition, the Board considered the fact that the Court of Chancery is widely regarded as the leading court for the determination of corporate law disputes in terms of precedent, experience and focus. The Court of Chancery’s considerable expertise has led to the development of a substantial and influential body of case law interpreting the DGCL. We expect this will provide us and our stockholders with more consistency and predictability regarding the outcome of corporate disputes, which can minimize the time, cost and uncertainty of litigation for all parties.

Additionally, the Board believes that designating the federal district courts of the United States as the exclusive forum for claims brought under the Securities Act promotes many of the same benefits to us and our stockholders as discussed above.

In reaching its conclusion to recommend that stockholders approve the forum selection amendment to our Bylaws, the Board considered that the exclusive forum provisions contemplated by the forum selection amendment to our Bylaws may in some instances impose additional litigation costs on plaintiffs in pursuing certain claims, particularly if a plaintiff does not reside in or near the State of Delaware. The Board also weighed the possibility that an exclusive forum provision may limit a plaintiff’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, stockholders, officers or other employees, which such plaintiffs may claim limits their ability to enforce certain rights. The Board believes that the benefits of the forum selection amendment to our Bylaws to us and our stockholders far outweigh these potential drawbacks.

Further, some plaintiffs might prefer to litigate claims under the Securities Act in a state court because it may be more convenient or viewed as being more favorable to them, or for other reasons. Again, the Board believes that the substantial benefits to us and our stockholders as a whole from designating the federal district courts of the United States as the exclusive forum for resolution of any claim asserting a cause of action arising under the Securities Act outweigh these concerns.

Board of Directors Approval

After careful consideration by the Nominating and Governance Committee and the Board as part of their regular review of our corporate governance documents, and after review of the governing documents of other similarly situated companies and consideration of current best practices, our Board has determined that an amendment to our Bylaws designating the exclusive forums in which certain claims against us may be brought is appropriate and in the best interests of the company and our stockholders, has approved and adopted such proposed amendment subject to receipt of the approval by the company’s stockholders and has recommended such proposed amendment to the company’s stockholders for approval and adoption, even though such stockholder approval is not required under our Bylaws.

Vote Required

The proposed addition of the forum selection provision in a new Section 10.5 of our Bylaws does not require stockholder approval under our Bylaws; however, our Board believes that it is in the best interests the company and its stockholders to seek a stockholder vote to approve the proposed addition of the forum selection provision in a new Section 10.5 of our Bylaws. We are seeking the approval of the proposed addition of the forum selection provision in a new Section 10.5 of our Bylaws from a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote on Proposal 4. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on amendments to our Bylaws unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter. Any abstentions or broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors recommends a vote “FOR” the addition of a new Section 10.5 to the Bylaws.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dolby specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is comprised of three directors, each of whom qualifies as “independent” under the current listing requirements of the NYSE. The current members of the Audit Committee are Micheline Chau, Emily Rollins, and Simon Segars. The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) Dolby’s management, which has the primary responsibility for financial statements and reports and the company’s internal controls, and (ii) Dolby’s independent registered public accounting firm, KPMG LLP, which, in its report, expresses an opinion on the conformity of the company’s annual financial statements with United States generally accepted accounting principles. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management Dolby’s audited financial statements as of and for the fiscal year ended September 29, 2023 and the company’s internal control over financial reporting. The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP matters relating to its independence, including a review of both audit and non-audit fees, and has considered whether the provision of non-audit services was compatible with maintaining KPMG LLP’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to our Board that the audited financial statements be included in Dolby’s 2023 Annual Report on Form 10-K for fiscal 2023.

Audit Committee

Emily Rollins, Chair
Micheline Chau
Simon Segars

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as Dolby’s independent registered public accounting firm for fiscal 2024. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by KPMG LLP for audit and other services rendered.

	Fiscal Years Ended
	2023	2022
Audit Fees(1)	$4,222,900	$3,544,777
Audit-Related Fees	$10,000	$—
Tax Fees(2)	$148,271	$180,214
All Other Fees(3)	$923,519	$—

	$5,304,690	$3,724,991

(1)

Represents audit fees incurred for professional services rendered for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, review of our quarterly consolidated financial statements, and foreign statutory audits and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The amount under Audit Fees for fiscal 2022 increased by $16,673 compared to the amount disclosed in our fiscal 2022 proxy statement to reflect actual fees billed (as opposed to expected to be billed) for fiscal 2022.

(2)	Represents fees for professional services related to tax compliance, tax advice and tax planning.
(3)	Represents fees billed in connection with compliance audits of our licensees.

The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring pre-approval for all audit and permissible non-audit services provided by Dolby’s independent registered public accounting firm. The Audit Committee also has delegated authority to the chair of the Audit Committee to approve (i) permissible non-audit related services to be provided by the company’s principal registered public accounting firm, and (ii) statutory audit services to be provided by the company’s principal registered public accounting firm or other auditors.

All audit and permissible non-audit services (and fees) provided to Dolby by KPMG LLP in fiscal 2023 and fiscal 2022 were pre-approved by the Audit Committee in accordance with these pre-approval policies and procedures.

Required Vote

Ratification of KPMG LLP as Dolby’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares entitled to vote and present or represented by proxy on Proposal 5 at the Annual Meeting. Stockholder ratification of the selection of KPMG LLP as the company’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

Our Board of Directors recommends a vote “FOR” ratification of KPMG LLP as Dolby’s independent registered public accounting firm.

ADDITIONAL MEETING MATTERS

Additional Items of Business on the Agenda. We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case other business is brought before the Annual Meeting, the accompanying proxy gives discretionary authority to the persons named on the proxy to vote on these matters in accordance with their best judgment.

Record Date and Stockholders Entitled to Vote. Below is the record date for the Annual Meeting and information regarding the number of shares of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”) outstanding as of the close of business on the record date.

Record date (at close of business)	December 8, 2023
Class A Common Stock outstanding	58,977,127 shares
Class B Common Stock outstanding	36,085,779 shares
Total votes eligible to be cast by holders of Common Stock	419,834,917 votes

Stockholders of record at the close of business on the record date may vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on all matters being considered at the Annual Meeting. The Class A Common Stock and Class B Common Stock vote as a single class on all matters described in these proxy materials.

Quorum Requirement. The presence at the Annual Meeting, virtually or by proxy, of stockholders representing a majority of the voting power of the Common Stock issued and outstanding on the record date for the Annual Meeting will constitute a quorum. Both abstentions and broker non-votes (as discussed under “Votes Required to Approve Proposals” below) are counted for the purpose of determining the presence of a quorum.

Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner.

Stockholders of Record (Registered Stockholders). If your shares are registered directly in your name with Dolby’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record,” with respect to those shares. Stockholders of record received this Proxy Statement and the accompanying 2023 Annual Report and proxy card (or an e-mail notification of how to access our proxy materials and vote via the internet) directly from Computershare.

Beneficial (“Street Name”) Holders. If your shares are held in a stock brokerage account or by a bank or other nominee (e.g., Charles Schwab, E*TRADE, J.P. Morgan, and others), you are considered the beneficial owner of shares held in “street name.” Your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares, forwarded the Notice of Internet Availability of Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by completing the voting instruction form.

How to Vote. You may vote using any of the following methods:

•	By Mail

Stockholders of record who received proxy cards may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” election of each of the nominated directors and each of the other Proposals specified in this Proxy Statement.

Dolby stockholders who hold shares beneficially in street name may, if applicable, provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

•

By Internet — Stockholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards or in the e-mail notification they received of how to access our proxy materials. Most Dolby stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or other nominees. Please check the voting instruction form for internet voting availability.

•

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by following the telephone voting instructions on their proxy cards or in the e-mail notification they received of how to access our proxy materials. Most Dolby stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or other nominees. Please check the voting instruction form for telephone voting availability.

•

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may also be voted at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. See “Attending the Virtual Annual Meeting” below for additional information. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions by mail, telephone, or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Attending the Virtual Annual Meeting.

•	Stockholders of Record (Registered Stockholders).

Registered stockholders can attend the Annual Meeting by visiting www.meetnow.global/MH6Q6ND and entering the control number on their proxy cards after entering the meeting center. Once admitted to the Annual Meeting, registered stockholders may ask questions and vote during the meeting.

•	Beneficial (“Street Name”) Holders. Beneficial holders of shares held in “street name” can attend the Annual Meeting in one of two ways:

•

As a “guest” in listen-only mode, by visiting www.meetnow.global/MH6Q6ND and clicking on the “Guest” option after entering the meeting center, and providing the information requested. “Guests” in listen-only mode will not have the ability to ask questions or vote during the meeting.

•

By pre-registering with our transfer agent Computershare in advance of the meeting, if you wish to vote or ask questions during the meeting. To register, you must obtain a legal proxy from your broker, bank or other nominee reflecting the shares of Dolby Common Stock held as of the Annual Meeting record date (December 8, 2023), and submit an image of the legal proxy, along with your name and email address, to Computershare. Requests for registration must be sent to Computershare, labeled as “Legal Proxy,” and received no later than 5:00 p.m. Eastern Time on February 1, 2024 as follows:

By email:	To: legalproxy@computershare.com

By mail:	Computershare
Dolby Laboratories Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

You will then receive a control number by email from Computershare. At the time of the Annual Meeting, you will be able to attend the meeting, vote and ask questions by visiting www.meetnow.global/MH6Q6ND and entering the control number after entering the meeting center.

Change of Vote and Revocation of Your Proxy. If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Corporate Secretary of the company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending and voting at the Annual Meeting.

Votes Required to Approve Proposals. The votes required for each of the Proposals specified in this Proxy Statement are as follows:

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 | Election of Directors	Plurality of Votes Cast	No

Proposal 2 | Advisory Vote to Approve NEO Compensation	Majority of the Voting Power of Shares Entitled to Vote and Present or Represented by Proxy	No

Proposal 3 | Amendment of Bylaws Advance Notice Procedures and Other Conforming Changes	At least 66 2/3% of the Voting Power of Shares Entitled to Vote and Present or Represented by Proxy	No

Proposal 4 | Amendment of Bylaws to Add Forum Selection Provision	Majority of the Voting Power of Shares Entitled to Vote and Present or Represented by Proxy	No

Proposal 5 | Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending September 27, 2024	Majority of the Voting Power of Shares Entitled to Vote and Present or Represented by Proxy	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The eight nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eight directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

With respect to Proposals 2, 3, 4, and 5 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposals 2, 3, 4, or 5, the abstention will have the same effect as an AGAINST vote.

If you hold your shares beneficially in street name and do not provide your broker or other nominee with voting instructions, your shares may constitute “broker non-votes.” When a proposal is not a “routine” matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

Proposals 1, 2, 3, and 4 are not considered “routine” matters, but the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 5) is considered a “routine” matter. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes would be counted for the purpose of determining a quorum, but will not affect the outcome of any other matter being voted on at the Annual Meeting.

No Cumulative Voting Permitted for the Election of Directors. Our Certificate of Incorporation and Bylaws do not permit cumulative voting at any election of directors.

Solicitation of Proxies. The costs and expenses of soliciting proxies from stockholders will be paid by us. Our employees, officers and directors may solicit proxies. We also have retained D.F. King & Co., Inc. to assist in soliciting proxies and we expect to pay them approximately $12,000 for such services, plus reasonable out-of-pocket expenses. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of Common Stock.

Deadline for Submission of Stockholder Proposals for the 2025 Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is August 24, 2024.

In addition, our Bylaws contain additional advance notice requirements for stockholders who wish to present certain matters before an Annual Meeting of Stockholders. In the event that our stockholders approve the amendments to our Bylaws included in Proposal 3 described in this Proxy Statement, certain of such advance notice requirements will be amended. The following descriptions summarize the advance notice requirements under both our Bylaws as currently in effect, and under our Bylaws as proposed to be amended by Proposal 3 (the “Amended Bylaws”).

A copy of the full text of the current Bylaw provisions is available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx, or may be obtained by writing to Dolby’s Corporate Secretary. The amendments to our Bylaws included in Proposal 3 are set forth in Appendix B. The following summaries are in all respects, qualified by the text of our Bylaws, as currently in effect and as may be amended from time to time.

All notices of proposals by stockholders, whether or not intended to be included in our proxy materials, should be sent to our principal executive offices at Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103, Attention: Corporate Secretary.

Advance Notice of Director Nominations

Current Bylaws

In general, nominations for the election of directors may be made (1) by or at the direction of our Board or (2) by any stockholder who (a) was a stockholder of record at the time of the giving of the notice provided for in our Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to Dolby’s Corporate Secretary within the Current Notice Period (as defined below) containing specified information concerning the nominees and nominating stockholder.

Bylaws as Proposed to be Amended

Subject to stockholder approval of the Amended Bylaws at our 2024 Annual Meeting of Stockholders, in general, nominations for the election or re-election of directors may be made (1) by or at the direction of our Board, or any committee thereof that has been delegated such authority by the Board, or (2) by any stockholder who (a) is a stockholder of record (i) at the time of the giving of the notice required by our Bylaws, (ii) on the record date for the determination of stockholders entitled to notice of the annual meeting, (iii) on the record date for the determination of stockholders entitled to vote at the annual meeting, and (iv) at the time of the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to Dolby’s Corporate Secretary within the Proposed Notice Period (as defined below) containing specified information concerning the nominees and nominating stockholder.

The foregoing summaries are, in all respects, qualified by the text of our Bylaws, as amended from time to time.

Recommendation of Director Candidates

If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for our Board, see the procedures discussed in “Corporate Governance Matters—Policy for Director Recommendations.”

Advance Notice of Other Business

Current Bylaws

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) brought pursuant to Dolby’s proxy materials with respect to such meeting, (2) brought before the meeting by or at the direction of our Board, or (3) a proper matter for stockholder action pursuant to the Bylaws and under Delaware law, properly brought before the meeting by any stockholder who (a) is a stockholder of record at the time of the giving of the notice provided for in our Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to Dolby’s Corporate Secretary within the Current Notice Period containing specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Current Notice Period” is defined as that period not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. For purposes of the Current Notice Period, if no annual meeting was held in the previous year or the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then the stockholder’s notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which Public Announcement (as defined directly below) of the date of the meeting is first made. “Public Announcement” as currently defined in our Bylaws means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by Dolby with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. The Current Notice Period for the 2025 Annual Meeting of Stockholders will start on October 8, 2024 and end on November 7, 2024.

Bylaws as Proposed to be Amended

Subject to stockholder approval of the Amended Bylaws at our 2024 Annual Meeting of Stockholders, our Bylaws will provide that the only business that may be conducted at an annual meeting is business that is

(1) brought pursuant to Dolby’s proxy materials and notice of the annual meeting (or any supplement thereto) with respect to such meeting, (2) brought before the meeting by or at the direction of our Board, or any committee thereof that has been delegated such authority by the Board, or (3) a proper matter for stockholder action pursuant to the Bylaws and under Delaware law, properly brought before the meeting by any stockholder who (a) is a stockholder of record (i) at the time of the giving of the notice required by our Bylaws, (ii) on the record date for the determination of stockholders entitled to notice of the annual meeting, (iii) on the record date for the determination of stockholders entitled to vote at the annual meeting, and (iv) at the time of the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to Dolby’s Corporate Secretary within the Proposed Notice Period containing specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

Subject to stockholder approval of the Amended Bylaws, the “Proposed Notice Period” will be defined as that period not later than 5:00 p.m., Pacific Time, on the 90th day nor earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the company’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). For purposes of the Proposed Notice Period, if no annual meeting was held in the previous year or the annual meeting for the current year is changed by more than 30 days from the one-year anniversary of the date of the previous year’s annual meeting, then the stockholder’s notice must be received not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined directly below) of the date of the meeting is first made. Subject to stockholder approval of the Amended Bylaws, “Public Announcement” will be defined to mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by Dolby with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or our stockholders in general of such information, including posting on our investor relations website. Subject to stockholder approval of the Amended Bylaws, the Proposed Notice Period for the 2025 Annual Meeting of Stockholders will start on October 9, 2024 and end on November 8, 2024.

Subject to stockholder approval of the Amended Bylaws, if a stockholder (or a qualified representative of such stockholder) who has notified us of his or her intention to present a proposal or nomination at an annual meeting does not appear in person to present such stockholder’s proposal or nomination at such meeting, such proposed business will not be transacted or such nomination will be disregarded.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires Dolby’s executive officers and directors and persons who beneficially own more than 10% of our Class A Common Stock or Class B Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish Dolby with copies of all Section 16(a) reports that they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, we believe that during fiscal 2023 all Reporting Persons complied with all applicable reporting requirements under Section 16(a).

2023 ANNUAL REPORT

Our financial statements for fiscal 2023 are included in our 2023 Annual Report, which we are providing at the same time as this Proxy Statement to those stockholders who are receiving paper copies of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials, instructions on how to access our 2023 Annual Report are contained in the notice. Our 2023 Annual Report and this Proxy Statement are also posted on our web site at https://investor.dolby.com/financials/annual-reports/default.aspx. If you have not received or do not have access to the 2023 Annual Report, as the case may be, please submit a written request to our Investor Relations Department. The written request should be sent to: Investor Relations Department, Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by using the internet or telephone, or signing and mailing the enclosed proxy card promptly.

By order of the Board of Directors.

Kevin Yeaman
President, Chief Executive Officer and Director

December 22, 2023

APPENDIX A

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(In thousands, except per share data)

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Net income:
GAAP net income	$200,656	$184,087
Stock-based compensation	118,486	114,925
Amortization of acquisition-related intangibles	10,056	9,108
Other operating income adjustments	—	34,400
Restructuring charges	47,061	10,623
Income tax adjustments	(28,249)	(33,235)

Non-GAAP net income	$348,010	$319,908

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Diluted earnings per share:
GAAP diluted earnings per share	$2.05	$1.81
Stock-based compensation	1.21	1.13
Amortization of acquisition-related intangibles	0.10	0.09
Other operating income adjustments	—	0.34
Restructuring charges	0.48	0.10
Income Tax Adjustments	(0.28)	(0.33)

Non-GAAP diluted earnings per share	$3.56	$3.14

Shares used in computing diluted earnings per share (in thousands)	97,733	101,983

Fiscal Year Ended
September 29, 2023
Revenue:
Total revenue	$1,299,744
Revenue attributable to acquisition	$(19,012)
Non-GAAP revenue	$1,280,732

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Operating income:
GAAP operating income	$215,753	$206,605
Stock-based compensation	118,486	114,925
Amortization of acquisition-related intangibles	10,056	9,108
Other operating income adjustments	—	34,400
Restructuring charges	47,061	10,623

Non-GAAP operating income	$391,356	$375,661

Adjustments to exclude impact of acquisition:
Operating income attributable to acquisition	$(12,915)
Adjusted Non-GAAP operating income	$378,441

A-1

The non-GAAP financial measures set forth above are adjusted to exclude amounts related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. For fiscal 2022, the non-GAAP financial measures are also adjusted to exclude an expense of $34.4 million related to a one-time settlement and accrual in connection with indemnification requests under commercial agreements that we assumed as part of an acquisition in 2014 related to our cinema products business, which item has been excluded as it was an unusual, non-recurring event that is not representative of our normal operating activities. We expect this settlement and related accrual to fully resolve this matter. These non-GAAP financial measures are presented to provide an additional tool to evaluate our operating results in a manner that focuses on what our management believes to be its ongoing business operations. Our management believes it is useful for itself and investors to review, as applicable, both GAAP and the non-GAAP measures that exclude such information in order to assess the performance of our business for planning and forecasting in subsequent periods. Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

In addition, for fiscal 2023, the tables present revenue and non-GAAP operating income as adjusted to exclude the impact of an acquisition that closed in fiscal 2023, which adjusted amounts were used solely for purposes of assessing performance under the 2023 Executive Bonus Plan, and which adjustments resulted in lower achievement under the 2023 Executive Bonus Plan than had these adjustments not been made.

A-2

APPENDIX B

PROPOSED AMENDED BYLAWS SECTIONS 2.10, 2.14 AND 10.4

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise provided in the Certificate, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice and without a vote, if a consent set forth in writing or in an electronic transmission, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted and such consent is delivered to the corporation as required by Section 228 of the DGCL.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given as required by Section 228(e) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL, if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that consent has been given as provided in Section 228 of the DGCL.

2.14 ADVANCE NOTICE PROCEDURES.

(i) Advance Notice of Stockholder Business.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials and notice of the annual meeting (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board or any committee thereof that has been delegated such authority by the Board, or (C) by a stockholder of the corporation who is a stockholder of record (1) at the time of the giving of the notice required by this Section 2.14(i), (2) on the record date for the determination of stockholders entitled to notice of the annual meeting, (3) on the record date for the determination of stockholders entitled to vote at the annual meeting, and (4) at the time of the annual meeting, and who has timely complied in proper written form with the notice procedures set forth in this Section 2.14. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as amended from time to time, the “1934 Act”), clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a) To comply with clause (C) of Section 2.14(i) above, a stockholder’s notice must set forth all information required under this Section 2.14(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Pacific Time, on the 120th day and not later than 5:00 p.m., Pacific Time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting for the current year is changed by more than 30 days from the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.14(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

(b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are, directly or indirectly, held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or any Stockholder Associated Person in such business, (6) a representation and undertaking that such stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting, (7) any other information relating to such stockholder or any Stockholder Associated Person or others acting in concert with them, or the proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the 1934 Act, (8) such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action and (9) a representation and undertaking as to whether such stockholder or any Stockholder Associated Person or others acting in concert with them intends, or are part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s then-outstanding voting stock required under applicable law to carry the proposal, and (y) otherwise solicit proxies from stockholders in support of such proposal (such information provided and statements made as required by clauses (1) through (9), a “Business Solicitation Statement”). For purposes of this Section 2.14, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.14(i) and, if applicable, Section 2.14(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or any Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.14(i), and, if the chairperson should so determine, any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.14(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board, or any committee thereof that has been delegated such authority by the Board, or (B) by a stockholder of the corporation who is a stockholder of record (1) at the time of the giving of the notice required by this Section 2.14(ii), (2) on the record date for the determination of stockholders entitled to notice of the annual meeting, (3) on the record date for the determination of stockholders entitled to vote at the annual meeting, and (4) at the time of the annual meeting, and who has complied with the notice procedures set forth in this Section 2.14. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary at the corporation’s principal executive offices.

(a) To comply with clause (B) of Section 2.14(ii) above, a nomination to be made by a stockholder of the corporation must set forth all information required under this Section 2.14(ii) and must be received by the secretary at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.14(i)(a) above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. In the event that the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board at least 10 days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.14(ii) shall also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Pacific Time, on the 10th day following the day on which such Public Announcement of all of the nominees for director and specifying the size of the increased Board is first made.

(b) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee with respect to any securities of the corporation, (E) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee (1) consenting to being named as a nominee of such stockholder, (2) consenting to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act (“Rule 14a-19”), (3) consenting to serving as a director of the corporation if elected and (4) acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Section 14 of the 1934 Act; and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (8) of Section 2.14(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a representation and undertaking as to whether such stockholder or any Stockholder Associated Person or others acting in concert with them intends, or are part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s then-outstanding voting stock required to elect or re-elect such nominee(s), including the information required pursuant to Rule 14a-19(b)(3), and (y) otherwise solicit proxies from stockholders in support of such nomination (such information provided and statements made as required by clauses (1) and (2) above, a “Nominee Solicitation Statement”).

(c) To be eligible to be a nominee of any stockholder for election or re-election as a director of the corporation, any person nominated by a stockholder for election or re-election as a director must, at the request of the Board, furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or the qualifications of such nominee. Such additional information, if applicable, must be received by the secretary at the principal executive offices of the corporation promptly following a request therefor, not later than such reasonable time as is specified in any such request. In the absence of the timely furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form and shall be ineligible for consideration at the annual meeting pursuant to this Section 2.14(ii).

(d) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.14(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder, any Stockholder Associated Person or such nominee, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or as otherwise provided to the corporation in connection with such nomination or if the Nominee Solicitation Statement applicable to such nominee or other information provided to the corporation (including at the request of the Board) by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the Board shall be made only (1) by or at the direction of the Board or any committee thereof that has been delegated such authority by the Board or (2) by any stockholder of the corporation who is a stockholder of record (A) at the time of the giving of the notice required by this Section 2.14(iii)(a), (B) on the record date for the determination of stockholders entitled to notice of the special meeting, (C) on the record date for the determination of stockholders entitled to vote at the special meeting, and (D) at the time of the special meeting, and who delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.14(ii)(b) and (c) above (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 2.14(iii)(a), wherever incorporated herein). To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of the special meeting and not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated

(i) by or at the direction of the Board or any committee thereof that has been delegated such authority by the Board or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.14(iii). Any person nominated in accordance with this Section 2.14(iii)(a) is subject to, and must comply with, the provisions of Section 2.14(ii)(c). In addition, a nominee shall not be eligible for election or re-election if a stockholder, any Stockholder Associated Person, or such nominee, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or other information provided to the corporation (including at the request of the Board) by or on behalf of such nominee or if the Nominee Solicitation Statement applicable to such nominee or other information provided to the corporation (including at the request of the Board) by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, the defective nomination or business shall be disregarded.

(iv) Other Requirements and Procedures.

(a) In addition to the foregoing provisions of this Section 2.14, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act with respect to the matters set forth in this Section 2.14, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.14 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(b) To be eligible to be a nominee of any stockholder for election or re-election as a director of the corporation, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.14(ii)(a) or Section 2.14(iii)(a), as applicable: (1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation; (2) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue; (3) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the secretary will provide to such proposed nominee all such policies and guidelines then in effect); and (4) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board.

(c) Notwithstanding anything to the contrary in this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the applicable meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.14(iv), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to such representative to act for such stockholder as proxy at the applicable meeting, and such person must deliver such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the secretary of the corporation in advance of the applicable meeting.

(d) In addition to the requirements of this Section 2.14, to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information must be received by the secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election or re-election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election or re-election at the meeting. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws, nor enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.14 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

10.4 AMENDMENT.

The bylaws of the corporation may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote shall be required to amend or repeal Section 2.3, the last paragraph of Section 2.9 (relating to no cumulative voting), Section 2.10, and Section 2.14 of these bylaws, or this sentence of this Section 10.4.

APPENDIX C

PROPOSED ADDITIONAL BYLAWS SECTION 10.5

10.5 FORUM SELECTION

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Certificate or these bylaws (as either may be amended from time to time) and (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination).

Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 10.5. This provision shall be enforceable by any party to a claim covered by the provisions of this Section 10.5.

C-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/DLB or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/DLB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

1. Election of Directors:									+
	For	Withhold		For	Withhold		For	Withhold
01 - Kevin Yeaman	☐	☐	02 - Peter Gotcher	☐	☐	03 - David Dolby	☐	☐
04 - Tony Prophet	☐	☐	05 - Emily Rollins	☐	☐	06 - Simon Segars	☐	☐
07 - Anjali Sud	☐	☐	08 - Avadis Tevanian, Jr.	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. An advisory vote to approve Named Executive Officer compensation.	☐	☐	☐	3. Amendment of advance notice procedures and other conforming changes to the Company’s Bylaws.	☐	☐	☐

4. Amendment of the Company’s Bylaws to add a forum selection provision.	☐	☐	☐	5. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2024.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

03WTYA

2024 Annual Meeting of Stockholders of Dolby Laboratories, Inc.

The 2024 Annual Meeting of Stockholders of Dolby Laboratories, Inc. will be held on

February 6, 2024, at 10:30 a.m., Pacific Standard Time, via live webcast accessible at

www.meetnow.global/MH6Q6ND

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/DLB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Dolby Laboratories, Inc.	+
Proxy Solicited by Board of Directors for Annual Meeting of Stockholders – February 6, 2024

Kevin Yeaman and Andy Sherman, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Dolby Laboratories, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 6, 2024, at 10:30 a.m., Pacific Standard Time, via live webcast accessible at www.meetnow.global/MH6Q6ND, or any postponement, adjournment or continuation thereof, and the undersigned instructs said proxies to vote as specified on the reverse side.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, and 5, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting and any postponement, adjournment or continuation thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

+